                                                                   EXHIBIT 10.26

                                                                  EXECUTION COPY









                            STOCK PURCHASE AGREEMENT

                            dated as of March 3, 2000

                                  by and among

                              9088-0642 QUEBEC INC.

                          ATELIER D'USINAGE ARELL LTEE

                                       and

               THOSE PERSONS LISTED ON THE SIGNATURE PAGES HERETO




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                                TABLE OF CONTENTS


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                                                                                       Page
                                                                                       ----
ARTICLE I

        DEFINITIONS.......................................................................1
              1.1     Definitions.........................................................1

ARTICLE II

        PURCHASE AND SALE.................................................................8
              2.1     Purchase and Sale...................................................8

ARTICLE III

        CONSIDERATION.....................................................................8
              3.1     Cash Consideration..................................................8
              3.2     Minimum Book Value                                                  8
              3.3     Closing Financial Statements; Closing Date Tax Returns..............9
              3.4     Other Consideration.................................................9
              3.5     Purchase Price Adjustments.........................................10
              3.6     Allocation of Purchase Price.......................................12
              3.7     Withholding Tax....................................................13

ARTICLE IV

        CLOSING..........................................................................13
              4.1     Closing............................................................13
              4.2     Closing Deliveries.................................................13
              4.3     Further Assurances; Post-Closing Cooperation.......................13

ARTICLE V

        REPRESENTATIONS AND WARRANTIES RELATING TO SELLERS...............................14
              5.1     Organization, Good Standing, Power, Etc............................14
              5.2     Stock Ownership....................................................14
              5.3     Authorization of Agreement.........................................15
              5.4     No Violation.......................................................15
              5.5     Restrictions.......................................................15
              5.6     Governmental and Other Consents....................................15
              5.7     Litigation.........................................................15
              5.8     Brokers and Finders................................................16

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                                        i


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
              5.9     Residency..........................................................16

ARTICLE VI

        REPRESENTATIONS AND WARRANTIES RELATING TO THE COMPANY AND THE SUBSIDIARIES......16
              6.1     Organization, Good Standing, Power, Etc............................16
              6.2     Capital Stock......................................................16
              6.3     Subsidiaries, Divisions and Affiliates.............................17
              6.4     Equity Investments.................................................17
              6.5     Authorization of Agreement.........................................17
              6.6     No Violation.......................................................17
              6.7     Restrictions.......................................................18
              6.8     Governmental and Other Consents....................................18
              6.9     Financial Statements...............................................18
              6.10    Absence of Certain Changes or Events...............................19
              6.11    Title to Assets; Absence of Liens and Encumbrances.................19
              6.12    Equipment..........................................................20
              6.13    Insurance..........................................................20
              6.14    Contracts..........................................................21
              6.15    Real Property......................................................23
              6.16    Tangible Personal Property.........................................25
              6.17    Intellectual Property Rights ......................................26
              6.18    Permits, Licenses, Etc ............................................27
              6.19    Compliance with Applicable Laws ...................................27
              6.20    Litigation ........................................................27
              6.21    No Interest in Competitors ........................................28
              6.22    Customers, Suppliers, Distributors and Agents......................28
              6.23    Books and Records .................................................28
              6.24    Employee Benefit Plans ............................................28
              6.25    Powers of Attorney ................................................29
              6.26    Sufficiency of Assets .............................................29
              6.27    Employees; Labor Relations ........................................29
              6.28    Past Due Obligations ..............................................30
              6.29    Environmental Matters .............................................30
              6.30    Taxes .............................................................31
              6.31    Recent Dividends and Other Distributions ..........................32
              6.32    Inventory .........................................................33
              6.33    Purchase and Sale Obligations .....................................33
              6.34    Other Information .................................................33
              6.35    Accounts Receivable and Accounts Payable ..........................33
              6.36    No Undisclosed Liabilities ........................................33
              6.37    Bank Account ......................................................34

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                                       ii


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

              6.38    No Debts or Advances...............................................34
              6.39    Full Disclosure ...................................................34

ARTICLE VII

        REPRESENTATIONS AND WARRANTIES OF PURCHASER......................................34
              7.1     Organization ......................................................34
              7.2     Authorization of Agreement ........................................34
              7.3     No Violation ......................................................35
              7.4     Litigation ........................................................35
              7.5     Governmental and Other Consent.....................................35

ARTICLE VIII

        COVENANTS OF THE SHAREHOLDERS....................................................35
              8.1     Conduct of Business Until Closing Date ............................35
              8.2     Approvals, Consents and Further Assurances ........................37
              8.3     Access to Properties, Records, Suppliers, Agents, Etc..............37
              8.4     Advise of Changes .................................................38
              8.5     Conduct ...........................................................38
              8.6     Employee Benefit Plans ............................................38
              8.7     Satisfaction of Conditions by Sellers .............................38
              8.8     Debt ..............................................................38
              8.9     IRS Form ..........................................................38
              8.10    Tax Planning and Other Matters ....................................38

ARTICLE IX

        COVENANTS OF PURCHASER...........................................................39
              9.1     Satisfaction of Conditions by Purchaser............................39

ARTICLE X

        CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PURCHASER ............................39
              10.1    Accuracy of Representations and Warranties.........................39
              10.2    Performance of Agreements .........................................39
              10.3    Litigation, Etc ...................................................39
              10.4    Approvals and Consents ............................................40
              10.5    OfficerOs Certificate .............................................40
              10.6    Good Standing Certificate .........................................40
              10.7    No Material Adverse Change ........................................40
              10.8    Actions, Proceedings, Etc .........................................40
              10.9    Opinion of Counsel to Sellers .....................................40

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                                       iii


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
              10.10   Licenses, Permits, Consents, Etc ..................................41
              10.11   Documentation of Rights ...........................................41
              10.12   Employment Agreements .............................................41
              10.13   Non-Compete Agreements ............................................41
              10.14   Real Property Matters .............................................41
              10.15   Balance Sheets ....................................................41
              10.16   Due Diligence .....................................................42
              10.17   Insurance .........................................................42
              10.18   Airborne Closing ..................................................42

ARTICLE XI

        CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLERS...............................42
              11.1    Accuracy of Representations and Warranties ........................42
              11.2    Performance of Agreements .........................................42
              11.3    No Injunction .....................................................42
              11.4    Opinion of Counsel to Purchaser ...................................42
              11.5    Employment Agreements .............................................42
              11.6    Permitted Dividends ...............................................43
              11.7    Safe Income .......................................................43
              11.8    Redemption of Certain Shares ......................................43

ARTICLE XII

        SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND
        AGREEMENTS; INDEMNIFICATION......................................................43
              12.1    Survival ..........................................................43
              12.2    Indemnification by the Shareholders and the Company ...............44
              12.3    Indemnification by Purchaser ......................................44
              12.4    Method of Asserting Claims ........................................44
              12.5    Limits on Indemnification .........................................46
              12.6    Offset ............................................................46
              12.7    Subrogation .......................................................46
              12.8    Indemnity Payment .................................................46

ARTICLE XIII

        TAX MATTERS......................................................................47
              13.1    Tax Agreements.....................................................47
              13.2    Transfer Taxes.....................................................47

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                                       iv


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
ARTICLE XIV

        MISCELLANEOUS....................................................................47
              14.1    Expenses ..........................................................47
              14.2    Termination .......................................................47
              14.3    Waivers ...........................................................48
              14.4    Binding Effect; Benefits ..........................................48
              14.5    Assignment ........................................................48
              14.6    Notices ...........................................................48
              14.7    Entire Agreement ..................................................49
              14.8    Headings; Certain Terms ...........................................50
              14.9    Arbitration of Claims .............................................50
              14.10   Return of Information .............................................51
              14.11   Counterparts ......................................................51
              14.12   Governing Law .....................................................51
              14.13   Severability ......................................................51
              14.14   Amendments ........................................................51
              14.15   Section References ................................................51

ANNEX I        -      Ownership of Shares

EXHIBITS

Exhibit A      -      Form of Employment Agreement
Exhibit B      -      Register
Exhibit C      -      Form of Non-Compete Agreement

SCHEDULES

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                                       v

         This STOCK PURCHASE AGREEMENT, dated as of March 3, 2000, is made and entered into by and among 9088-0642 QUEBEC INC., a corporation organized under the laws of Quebec ("Purchaser"), STANDARD AUTOMOTIVE CORPORATION, a Delaware corporation ("Standard"), ATELIER D'USINAGE ARELL LTEE, a corporation organized under the laws of Quebec (the "Company"), JACQUES LEFORT, GESTION JACQUES LEFORT INC., SERGE GOSSELIN, ROBERT MARTIN, 9070-4248 QUEBEC INC. (collectively, the "Shareholders" and each individually, a "Shareholder") and each of the individuals whose names appear of the signature pages hereto (collectively with the Shareholders, the "Sellers", and each individually, a "Seller"). Capitalized terms not otherwise defined herein have the meanings set forth in Article I.

         WHEREAS, the Sellers collectively own all of the issued and outstanding shares of capital stock of the Company as set forth on Annex I (the "Shares");

         WHEREAS, the Sellers desire to sell to the Purchaser, and the Purchaser desires to purchase from the Sellers, all of the Shares, on the terms and conditions set forth herein; and

         WHEREAS, simultaneously with the execution of this Agreement, Purchaser has entered into a Stock Purchase Agreement, dated as of the date hereof (the "Airborne Purchase Agreement"), with Gendow Consulting Services, Ltd., Airborne Gear & Mach. Ltd. (together, "Airborne" and, collectively with the Company, the "Companies") and its shareholders, pursuant to which Purchaser has agreed to purchase all of the issued and outstanding shares of capital stock of Airborne in a transaction which shall close simultaneously with the transactions contemplated by this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         1.1 Definitions. (a) As used in this Agreement, the following defined terms shall have the meanings indicated below:

         "Affiliate" means, as applied to any person, any other person directly or indirectly controlling, controlled by, or under connnon control with, that person. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by", and "under common control with") as applied to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of that person or entity, whether through the ownership of voting securities, by contract, or otherwise.

         "Assets and Properties" of any person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including, without limitation, the goodwill related to any of the foregoing, operated, owned or leased by or in the possession of such person.

         "Books and Records" of any person means all files, documents, instruments, papers, books and records relating to the business, operations, condition of (financial or other), results of operations and assets and properties of such person, including, without limitation, financial statements, Tax Returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, stock certificates and books, stock transfer ledgers, Contracts, Licenses, customer and subscription lists, computer files and programs, retrieval programs, editorial files, operating data and plans and environmental studies and plans.

         "Business" means the business as currently conducted by the Company and its Subsidiaries, including, without limitation, the manufacture of high precision parts for the aerospace industry.

         "Claim Notice" means a written notification pursuant to Section 12.4(a) of a Third Party Claim as to which indemnity under Section 12.2 or Section 12.3 is sought by an Indemnified Party, enclosing a copy of all papers served, if any, on the Indemnified Party in connection with such Third Party Claim.

         "Closing Date Tax Returns" means all Tax Returns of the Company and the Subsidiaries filed after the Closing Date in respect of taxable periods ending on or before tht Closing Date.

         "Code" means the United States Internal Revenue Code of 1986, as amended.

         "Contract" means any agreement, lease (other than the Real Property Leases), evidence of Indebtedness, mortgage, indenture, security agreement or other contract (whether written or oral).

         "Environment" means all air, surface water, groundwater, or land, including land surface or subsurface, including all fish, wildlife, biota and all other natural resources.

         "Environmental Claim" means any and all administrative or judicial actions, suits, orders, claims, Liens, notices, notices of violations, investigations, complaints, requests for information, proceedings, or other communication (written or oral), whether criminal or civil, pursuant to or relating to any applicable Environmental Law by any person (including but not limited to any Governmental or Regulatory Authority, private person and citizens' group) based upon, alleging, asserting, or claiming any actual or potential (i) violation of or liability under any Environmental Law, (ii) violation of any Environmental Permit, or (iii) liability for investigatory costs, cleanup costs, removal costs, remedial costs, response costs, natural resource damages, property damage, personal injury, fines, or penalties arising out of, based on, resulting from, or related to the presence, Release, or threatened Release into the Environment, of any Hazardous Materials at any location, including but not limited to any off-Site location to which Hazardous Materials or materials containing Hazardous Materials were sent for handling, storage, treatment, or disposal.

        "Environmental Law" means any and all applicable Laws, statutes, ordinances, orders, common law, codes, rules, regulations, Environmental Permits, policies, guidance documents, judgments, decrees, injunctions, or agreements with any Governmental or Regulatory Authority, relating, directly or indirectly, in whole or in part, to the protection or maintenance of the quality of the Environment or the health and safety of the public and of employees.

         "Environmental Permit" means any permits, licenses, approvals, consents or authorizations required by any Governmental or Regulatory Authority under or in connection with any Environmental Law and includes any and all orders, consent orders or binding agreements issued or entered into by a Governmental or Regulatory Authority under any applicable Environmental Law.

         "GAAP" means generally accepted accounting principles as currently in effect in Canada and applied in a consistent manner.

         "Governmental or Regulatory Authority" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of Canada or any province thereof, any foreign country or any domestic or foreign state, province, county, city or other political subdivision, but excludes a Taxing Authority.

         "Hazardous Material" means petroleum, petroleum hydrocarbons or petroleum products, petroleum by-products, radioactive materials, asbestos or asbestos-containing materials, gasoline, diesel fuel, pesticides, radon, urea formaldehyde, lead or lead-containing materials, polychlorinated biphenyls; and any other chemicals, materials, substances or wastes in any amount or concentration which are now or hereafter become defined as or included in the definition of "hazardous substances," "hazardous materials, "hazardous wastes," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "pollutants," "regulated substances," "solid wastes," or "contaminants" or words of similar import, under any Environmental Law.

        "Indebtedness" of any person means all obligations of such person (i) for borrowed money, (ii) evidenced by a note, bond, debenture or similar instrument, (iii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business),
(iv) under any capital lease or (v) in the nature of a guarantee of any obligation of any other person of a type described in any of clauses (i) through
(iv) above.

         "Indemnified Party" means any Person claiming indemnification under any provision of Article XII.

         "Indemnity Dispute Notice" means any written notice by an Indemnifying Party pursuant to Section 12.4(c) of a dispute with respect to an Indemnity Notice, specifying the nature of and basis for such a dispute.

         "Indemnity Dispute Period" means the period ending thirty (30) calendar days following receipt by an Indemnifying Party of either a Claim Notice or an Indemnity Notice.

         "Indemnity Notice" means written notification pursuant to Section 12.4(c) of a claim for indemnity under Article XII by an Indemnified Party specifying the nature of and basis for such claim, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such claim.

         "Indemnifying Party" means any Person against whom a claim for indemnification is being asserted under any provision of Article XII.

         "Indemnity Resolution Period" means the period ending thirty (30) calendar days following receipt by an Indemnified Party of an Indemnity Dispute Notice.

         "Intellectual Property" means all patents and patent rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, brand names, inventions, processes, formulae, copyrights and copyright rights, trade dress, business and product names, logos, slogans, trade secrets, industrial models, designs, specifications, data, technology, methodologies, computer programs (ihcluding all source codes), confidential and proprietary information, whether or not subject to statutory registration, and all related technical information, manufacturing, engineering and technical drawings, know-how and all pending applications for and registrations of patents, trademarks, service marks and copyrights, and all goodwill associated with the foregoing, including the right to sue for past infringement, if any, in connection with any of the foregoing, and all documents, disks and other media on which any of the foregoing is stored.

         "Internal Revenue Service" means the United States Internal Revenue Service.

         "Inventory" means all inventories of raw materials, work-in-process, finished goods, parts, components, works of authorship, products or materials under research and development, returned or repossessed products, demonstration equipment, office and other supplies, containers, shipping and packaging materials and other accessories related thereto wherever located and whether or not consigned, which are owned or held for use by the Company or any Subsidiary, including any of the foregoing purchased subject to any conditional sales or title retention agreement in favor of any other person, together with all rights of the Company and the Subsidiaries against suppliers of such inventories.

         "Laws" means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of Canada, any province of Canada, or any foreign country or any domestic or foreign state, province, county, city or other political subdivision or of any Governmental or Regulatory Authority.

         "Liabilities" means all Indebtedness, obligations and other liabilities of a person (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due).

         "Licenses" means all licenses, permits, certificates of authority, authorizations, approvals, registrations, memberships, franchises and similar consents granted or issued by any Governmental or Regulatory Authority.

         "Lien" means any hypothec, mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, whether voluntary or involuntary (including any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing).

         "Loss" means any and all damages, fines, Taxes, fees, penalties, deficiencies, losses and expenses including, without limitation, interest, expenses of investigation, court costs, fees and expenses of attorneys, accountants and other experts or other expenses of litigation or other proceedings or of any claim, default or assessment

         "Material Adverse Effect" means any circumstances, developments, occurrences, state of facts or matters which, either individually or in the aggregate, are material and greatly adverse to the business, operations or condition (financial or otherwise) of the Company and the Subsidiaries of the Company taken as a whole.

         "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of a Hazardous Material into the Environment.

         "Site" means any of the real properties currently or previously owned, leased or operated by the Company or any Subsidiary, any predecessors of the Company or any Subsidiary or any entities previously owned by the Company or any Subsidiary, including all soil, subsoil, surface waters and groundwater thereat.

         "Subsidiary" means as to any person (i) a corporation of which such person owns, either directly or indirectly, a majority of the total combined voting power of all classes of stock thereof having general voting power under ordinary circumstances to elect a majority of the board of directors thereof or
(ii) any other entity (other than a corporation) (x) in which such person has, either directly or indirectly, a majority ownership interest, or (y) which is controlled by such person.

         "Taxes" means all taxes, including without limitation all Canadian federal, provincial, local, foreign and other income, franchise, sales, use, Transfer Taxes, payroll, withholding, environmental, alternative or add-on minimum and other taxes, assessments, charges, duties, fees, levies or other governmental charges of any kind whatsoever, and all estimated taxes, deficiency assessments, additions to tax, penalties, and interest, and any contractual or other obligation to indemnify or reimburse any person with respect to any such assessment.

         "Taxing Authority" means any governmental agency, board, bureau, body, department or authority of any Canadian federal, provincial, state or local jurisdiction or any foreign jurisdiction, having jurisdiction with respect to any Tax.

         "Tax Return" means any report, statement, return, declaration of estimated Tax or other information required to be supplied by or on behalf any person to a Taxing Authority in connection with Taxes, or with respect to grants of Tax exemption, including any consolidated, combined, unitary, joint or other return filed by any person that properly includes the income, deductions or other Tax information concerning any person.

         "Transfer Taxes" means sales, use, transfer, real property transfer, recording, stock transfer, documentary stamp and other similar taxes and fees.

         "Year 2000 Compliant" means that (i) data structures (i.e., databases and data files) provide a four-digit date century, (ii) stored data contains date century recognition, (iii) calculations and program logic (i.e., sort algorithms, calendar generations and event recognition) accommodate both same century and multi-century formulas and data, (iv) interfaces to and from other systems or organizations prevent the entrance and exit of non-compliant dates and data, (v) user interfaces (i.e., screens and reports) show four-digit years if critical to business functions, and (vi) the year 2000 is correctly treated as a leap year within all calculation and calendar logic, such that such systems and technology do not and will not, without requiring any modifications, experience any malfunctions, premature cancellation or expiration of contractual rights or deletion of data, or any other problems in connection with the year 2000 (as distinct from 1900's years), the date February 29, 2000 (and all subsequent leap years), and/or any other date after January 1,2000.

               (b) The following terms, when used in this Agreement, shall have the meanings defined for such terms in the Section set forth below (such definitions to be equally applicable to both singular and plural forms of the terms defined):


         Term                                             Section
         ----                                             -------
        "1998 Balance Sheet"                                6.9
        "1999 Balance Sheet"                                6.9
        "2000 Balance Sheet"                                6.9
        "AAA"                                              14.9(c)

       "Arbitration Notice"                             14.9(b)
       "Arell"                                          Recitals
       "Book Value"                                     3.2
       "Book Value Adjustment"                          3.5(a)
       "Capital Stock"                                  6.2(a)
       "Closing"                                        4.1
       "Closing Date"                                   4.1
       "Closing Financial Statements"                   3.3(a)
       "Closing Tax Return Notice of Disagreement"      3.3(b)
       "Companies"                                      Recitals
       "Company"                                        Recitals
       "Contingent Consideration"                       3.5(c)
       "Contingent Period"                              3.5(b)
       "Contingent Year"                                3.5(b)
       "Deficit"                                        3.5(a)
       "Dispute"                                       14.9(a)
       "EBITDA Notice"                                  3.5(d)(i)
       "EBITDA Notice of Disagreement"                  3.5(d)(ii)
       "Employees"                                      3.2(a)
       "Employee Benefit Plans"                         6.24
       "Employment Agreement"                           3.2(a)
       "Estimated Closing Financial Statements"         3.3(a)
       "Financial Statements"                           6.9
       "Financial Statement Notice of Disagreement"     3.3(b)
       "First Contingent Amount"                        3.5(b)
       "Holdback Amount"                                3.1
       "Initiating Party"                               14.9(b)
       "Leased Real Property"                           6.15(b)
       "Leased Real Property Permitted Liens"           6.15(b)
       "Minimum Book Value"                             3.2
       "Notes"                                         11.6
       "Offsets"                                       12.6
       "Owned Real Property"                            6.15(a)
       "Owned Real Property Permitted Liens"            6.15(a)
       "Participants"                                   3.5(b)
       "Permitted Dividends"                            11.6
       "Permitted Liens"                                6.15(b)
       "Purchase Price"                                 3.1
       "Purchaser"                                      Recitals
       "Purchaser Indemnitees"                          12.5
       "Real Property"                                  6.15(b)
       "Real Property Leases"                           6.15(b)
       "Register"                                       3.5(h)

       "Second Contingent Amount"                       3.5(c)
       "Sellers"                                        Recitals
       "Shareholders"                                   Recitals
       "Shares"                                         Recitals
       "Standard"                                       Recitals
       "Stub Period Income"                             3.5(a)(ii)
       "Surplus"                                        3.5(a)
       "Third Party Claim"                              12.4(a)

               (c) Unless the context of this Agreement otherwise requires: (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof" "herein," "hereby", "hereto" and derivative or similar words refer to this entire Agreement; and (iv) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP;


                                   ARTICLE II

                                 PURCHASE AND SALE

         2.1 Purchase and Sale. On the terms and subject to the conditions set forth in this Agreement, at the Closing, each Seller shall sell, transfer, convey, assign and deliver to Purchaser, and Purchaser will purchase from each Seller, free and clear of all Liens, all of such Seller's right, title and interest in and to the Shares owned by such Seller as set forth opposite such Seller's name on Annex I hereto.


                                   ARTICLE III

                                  CONSIDERATION

         3.1 Cash Consideration. The aggregate purchase price (the "Purchase Price") for the Shares shall be twelve million six hundred ninety thousand Canadian Dollars (C$ 12,690,000), subject to adjustment as described in Section 3.5, of which twelve million five hundred ninety thousand Canadian Dollars (C$ 12,590,000) shall be paid to Sellers at Closing in accordance with Section 4.2 hereof and one hundred thousand Canadian Dollars (C$ 100,000) (the "Holdback Amount") shall be released to the Sellers, subject to adjustment, pursuant to
Section 3.5(a) hereof.

         3.2 Minimum Book Value. Each of Purchaser and the Shareholders agrees that, as of the Closing Date and immediately prior to the Closing, the aggregate book value ("Book Value") of the Company shall be equal to at least six million fifty thousand (C$6,050,000)

("Minimum Book Value"), of which not less than C$44,815 shall be cash. The Book Value shall be the amount equal to the aggregate value of the Assets and Properties of the Company, minus the aggregate value of the Liabilities of the Company, and the calculation of the Liabilities of the Company shall include the value of any Notes which may be issued pursuant to Section 11.6 hereof.

         3.3 Closing Financial Statements: Closing Date Tax Returns.

               (a) At the Closing, the Shareholders, at their cost, shall prepare and cause the Company to deliver to the Purchaser an estimated balance sheet of the Company as of the Closing Date and an estimated income statement from the date of the last audited financial statements through the Closing Date (collectively, the "Estimated Closing Financial Statements"). Within 60 days after the Closing, the Shareholders, at their cost, shall prepare and cause the Company's regularly engaged chartered accountant(s) to audit, report on, certify and deliver to Purchaser the balance sheet of the Company as of the Closing Date and the income statement of the Company from the date of the last audited financial statements through the Closing Date (collectively, the "Closing Financial Statements"), and the Closing Date Tax Returns. The Closing Financial Statements shall be prepared in accordance with GAAP, and in a manner consistent with the Company's Financial Statements.

               (b) Unless Purchaser objects in writing to the Shareholders within 30 days of Purchaser's receipt of the Closing Financial Statements ("Financial Statement Notice of Disagreement") and the Closing Date Tax Returns ("Closing Tax Return Notice of Disagreement"), the Closing Financial Statements and the Closing Date Tax Returns shall become final and binding on the parties. During the 25-day period following Purchaser's receipt of the Closing Financial Statements and the Closing Date Tax Returns, Purchaser and its representatives will be permitted to review all work papers, schedules and calculations used in the preparation thereof. The Shareholders will cooperate with Purchaser and its representatives in facilitating any such review. Any Financial Statement Notice of Disagreement or Closing Tax Return Notice of Disagreement shall specify in reasonable detail the nature of any disagreement so asserted. If a Financial Statement Notice of Disagreement or Closing Date Tax Return Notice of Disagreement is delivered to the Shareholders in a timely manner, then the Closing Financial Statements or the Closing Date Tax Returns, respectively, shall become final and binding upon the parties on the earlier of: (i) the date the parties resolve in writing dispute matters, and (ii) the date disputed matters are resolved in the manner prescribed in Section 14.9 herein. The Closing Financial Statements that become final and binding on the parties are referred to as the "Final Closing Financial Statements".

         3.4 Other Consideration. In further consideration of the transactions contemplated by this Agreement, at the Closing, Purchaser shall enter into an Employment Agreement in substantially the form attached hereto as Exhibit A with Mr. Jacques Lefort (the "Employment Agreement").

         3.5 Purchase Price Adjustments. (a) Upon determination of the Final Closing Financial Statements, the following adjustments shall be made:

                      (i) In the event that the Book Value as reflected on the Final Closing Financial Statements shall be less than the Minimum Book Value, the Purchase Price shall be decreased dollar for dollar by an amount equal to the excess of the Minimum Book Value over the Book Value reflected on the Final Closing Financial Statements.

                      (ii) In the event that the income of the Company from the date of the last audited balance sheet to the date of the Closing (the "Stub Period Income") as reflected on the Final Closing Financial Statements is in excess of the amount of Permitted Dividends referred to in Section 11.6 hereof, the Sellers shall be entitled to such excess amount as a credit. In the event that the amount of Permitted Dividends is in excess of the Stub Period Income, such excess shall be a debit to the Sellers.

                     (iii) If the aggregation of the adjustments due pursuant to subparagraphs (i) and (ii) above creates a debit to the Sellers in excess of the Holdback Amount, the Sellers shall deliver such excess amount by wire transfer to Purchaser. If such debit is less than the Holdback Amount, the debit shall be deducted from the Holdback Amount and the balance of the Holdback Amount shall be released to the Sellers. If the aggregation of adjustments due pursuant to subparagraphs (i) and
        (ii) above results in a credit to the Sellers, the Purchaser shall release the Holdback Amount and Purchaser shall deliver such credit by wire transfer to Sellers.

               (b) The Shareholders, Gestion Michel Lefort Inc. and Gestion Dominique Lefort Inc. (or their registered assigns pursuant to Section 3.5(h)) and the "Shareholders" of Airborne, as such term is defined in the Airborne Purchase Agreement, Gestion Michel Lefort Inc. and Gestion Dominique Lefort Inc. (or their registered assigns pursuant to Section 3.5(h) of the Airborne Purchase Agreement) (collectively, the "Participants") shall be entitled to receive up to an additional eight million Canadian Dollars (C$8,000,000) in the aggregate (the "First Contingent Amount") from Purchaser during the three-year period beginning April 1,2000 and ending March 31, 2003 (the "Contingent Period", with each year of the Contingent Period being referred to herein as a "Contingent Year"), as follows:

                      (i) To the extent that the Companies generate cumulative EBITDA of at least nine million Canadian Dollars (C$9,000,000) in any of the three Contingent Years, the First Contingent Amount shall be payable on a yearly basis according to the following schedule:

                      First Contingent Year         40%          C$3,200,000
                      Second Contingent Year        30%            2,400,000
                      Third Contingent Year         30%            2,400,000

                      (ii) To the extent that the Companies do not generate cumulative EBITDA of at least nine million Canadian Dollars (C$9,000,000) in any one of the three Contingent Years, then that portion of the First Contingent Amount which has not been paid according to the schedule set forth above shall be paid to the Participants at the end of the Contingent Period, provided that the Companies have generated cumulative EBITDA in excess of twenty-seven million Canadian Dollars (C$27,000,000) in the aggregate for the Contingent Period.

                      (iii) In the event that the Companies do not generate cumulative EBITDA in excess of C$27,000,000 in the aggregate for the Contingent Period, any amount paid to the Participants pursuant to (b)(i) above shall not be required to be refunded to Purchaser.

               (c) In addition to the amounts payable pursuant to Section 3.5(b), in the event that the Companies generate cumulative EBITDA in excess of thirty-one million five hundred thousand Canadian Dollars (C$3l,500,000) in the aggregate for the Contingent Period, Purchaser shall pay the Participants an aggregate amount equal to 20% of the amount by which cumulative EBITDA for the Contingent Period exceeds C$31,500,000 (the "Second Contingent Amount" and, together with the First Contingent Amount, the "Contingent Consideration").

As used herein, "EBITDA" shall mean, for any period, Eamings Before Interest, Taxes, Depreciation and Amortization (as calculated according to GAAP).

               (d) (i) Promptly upon calculation of EBITDA with respect to each of the Contingent Years, Purchaser shall deliver to the Participants (whether or not presently employed by Purchaser, the Company or any Affiliate thereof) a notice (the "EBITDA Notice") setting forth:

                      (A) EBITDA attributable to the Companies during such Contingent Year; and

                      (B) A calculation of the Contingent Consideration, if any, then due pursuant to this Agreement.

                      (ii) Unless the Participants shall object in writing to Purchaser ("EBITDA Notice of Disagreement") within ninety (90) days of receipt of the EBITDA Notice from Purchaser, the EBITDA Notice shall become final and binding on the parties. During the ninety (90) day period following the Participants' receipt of the EBITDA Notice, the Participants' accountants will be permitted to review the workpapers of Purchaser's accountants relating to the EBITDA Notice and back-up documentation solely for the purpose of verifying EBITDA calculations. Any EBITDA Notice of Disagreement shall specify in reasonable detail the nature of any disagreement so asserted. During the forty five (45) day period following the delivery of any EBITDA

       Notice of Disagreement, the parties shall attempt in good faith to amicably resolve their differences specified in the EBITDA Notice of Disagreement. If, at the end of such 45-day period, the parties have not reached agreement on such matters, either Purchaser or the Participants shall submit the matters which remain in dispute for arbitration pursuant to Section 14.9 hereof If an EBITDA Notice of Disagreement is received by Purchaser in the manner prescribed herein, then the EBITDA Notice shall become final and binding upon the parties on the earlier of (i) the date the parties resolve in writing disputed matters, and (ii) the date disputed matters are resolved in the manner prescribed in Section 14.9 hereof. Any Contingent Consideration determined to be due and payable according to this paragraph (d) shall be paid within thirty (30) days after the EBITDA Notice has become final and binding.

               (e) Any Contingent Consideration owed to the Participants or any Participant pursuant to this Section 3.5 shall be subject to offset and reduction by the Purchaser as described in Section 12.6 hereof

               (f) In the event that Purchaser does not pay any Contingent Consideration owed to the Participants or any Participant pursuant to this
Section 3.5 within a reasonable time after any such amount has become payable, such Contingent Consideration shall be paid by Standard.

               (g) It is the intention of Purchaser and the Shareholders that during the Contingent Period, the business and operations of the Companies are to be conducted in the ordinary course consistent with past practice, except for changes approved by the Boards of Directors of the Companies in their respective reasonable business judgment to deal with changing business circumstances. During the Contingent Period, Purchaser shall retain the Companies and their respective assets as of the Closing Date in substantially the same organizational form as they are in immediately prior to the Closing Date.

               (h) Purchaser agrees that it will keep a register (the "Register") in substantially the form attached hereto as Exhibit B in which provisions shall be made for the registration of the interest of the Shareholders, Gestion Michel Lefort Inc. and Gestion Dominique Lefort Inc. in the Contingent Consideration and the registration of any transfers of any interest in the Contingent Consideration. In the event of any transfer of an interest in the Contingent Consideration, Purchaser must register in the Register the name of the transferee and its interest in the Contingent Consideration. No transfer of any interest in the Contingent Consideration may be made without such registration and any such purported transfer will be void and of no effect unless and until so registered.

         3.6 Allocation of Purchase Price. The parties hereto agree to allocate a reasonable portion of the Purchase Price to the Non-compete Agreements referred to in Section 10.13 hereof in accordance with an allocation schedule to be mutually agreed to by Purchaser and the Shareholders.

         3.7 Withholding Tax. In the event that Purchaser or Standard is required by law to deduct or withhold any Tax from any payment of the Purchase Price or the Contingent Consideration or any other payment under this Agreement to any Seller or Sellers, Purchaser, or Standard, as the case may be, may so withhold or deduct such Tax and remit it to the appropriate governmental authority, and the amount so deducted or withheld shall be considered to have been duly paid to such Seller or Sellers for all purposes of this Agreement.


                                   ARTICLE IV

                                     CLOSING

         4.1 Closing. Subject to the provisions of this Agreement, the consummation of the transactions contemplated by this Agreement (the "Closing") shall be held at such place as selected by Purchaser at 10:00 A.M. (local time), on a date within ninety (90) days of the execution of this Agreement, which date shall be mutually agreed to by the parties hereto, or at such later date, place or time as the parties shall otherwise mutually agree upon (the date of the Closing being referred to herein as the "Closing Date"). All Closing transactions shall be deemed to take place simultaneously, and no Closing transaction shall be deemed consummated until all transactions to take place at the Closing have been consummated.

         4.2 Closing Deliveries. At the Closing, Purchaser will pay an amount equal to the Purchase Price less the Holdback Amount by certified check or wire transfer of immediately available funds to such account as Sellers may reasonably direct by written notice delivered to Purchaser by Sellers at least two (2) Business Days before the Closing Date. Simultaneously, the Sellers will deliver or cause to be delivered to Purchaser (i) stock certificates evidencing the Shares, duly endorsed in blank or accompanied by stock powers duly executed in blank with signatures guaranteed and (ii) the minute books, stock transfer books and corporate seal of the Company and its Subsidiaries. At the Closing, there shall also be delivered to Sellers and Purchaser the opinions, certificates and other documents and instruments required to be delivered under Articles X and XI.

         4.3 Further Assurances: Post-Closing Cooperation. (a) At any time or from time to time after the Closing, at Purchaser's request and without further consideration, Sellers shall execute and deliver to Purchaser such other instruments of sale, transfer, conveyance, assignment and confirmation, provide such materials and information and take such other actions as Purchaser may reasonably deem necessary or desirable in order more effectively to transfer, convey and assign to Purchaser, and to confirm Purchaser's title to, all of the Shares, and, to the fullest extent permitted by applicable Law, to put Purchaser in actual possession and control of the Shares and to assist Purchaser in exercising all rights with respect thereto, and otherwise to cause Sellers to fulfill their respective obligations under this Agreement.

               (b) At any time after the Closing, for litigation, Tax or accounting purposes, upon the written request of Purchaser to Sellers, or Sellers to Purchaser, stating the need therefor, the party receiving such request shall (i) make or cause to be made available to the other party, its related companies or successors, and permit such other party and its agents to inspect and copy the Books and Records of the party receiving such request and
(ii) assist in arranging discussions with (and calling as witnesses) officers, employees and agents of the party receiving such request on matters relating to the Shares subject to the reimbursement of the party receiving such request for any actual out-of-pocket expenses incurred by the party receiving such request in the performance of its obligations under this Section 4.3.

               (c) Notwithstanding anything to the contrary contained in this
Section 4.3, if the parties are in an adversarial relationship in litigation or arbitration, the furnishing of information, documents or records in accordance with Section 4.3(b) shall be subject to applicable rules relating to discovery.


                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                               RELATING TO SELLERS

         As an inducement to Purchaser to enter into this Agreement and perform its obligations hereunder, each of the Sellers, not jointly and severally and not solidarily with the other Sellers, represents and warrants to Purchaser as follows, each of which representation and warranty is material and is being relied upon by Purchaser, and each of which is true as of the date hereof and shall be true as of the Closing, with the same effect as if said representations and warranties had been made at and as of the Closing Date:

         5.1 Organization, Good Standing, Power, Etc. If any Seller is a corporation or other legal entity, such Seller is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each of the Sellers has the requisite legal capacity, power and authority to (i) execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, including, without limitation, to sell and transfer (pursuant to this Agreement) the Shares and (ii) to own or lease and operate its Assets and Properties and carry on its business as it is presently being conducted.

         5.2 Stock Ownership. Except as set forth on Schedule 5.2 hereto, each of the Sellers owns of record and beneficially all of the Shares listed opposite such Seller's name on Annex I, free and clear of all Liens, subscriptions, options, warrants, calls, proxies, rights, commitments, restrictions or agreements of any kind and has full power and legal right to sell, assign, transfer and deliver the same. No Seller is a party to any voting trust, proxy or other agreement with respect to any capital stock of the Company. Assuming Purchaser has the requisite power and authority to be the lawful owner of the Shares, upon delivery to Purchaser of certificates representing the Shares, and upon Sellers' receipt of the Purchase Price, good and valid title to the Shares will pass to Purchaser, free and clear of all Liens, subscriptions, options, warrants, calls, proxies, rights, commitments, restrictions or agreements of any kind.

         5.3 Authorization of Agreement. The execution, delivery and performance of this Agreement has been duly authorized, no other action being necessary, and this Agreement, when executed and delivered in the manner contemplated herein, will be duly and validly executed and delivered by each of the Sellers. This Agreement constitutes a valid and binding obligation of the Sellers enforceable against each of them in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditor's rights generally.

         5.4 No Violation. The execution, delivery and performance of this Agreement by each of the Sellers and the consummation by each of the Sellers of the transactions contemplated hereby will not, with or without the giving of notice and the lapse of time, or both, (a) violate any provision of law, statute, rule, regulation or executive order to which any of the Sellers is subject; (b) violate any judgment, order, writ or decree of any court applicable to any of the Sellers; or (c) result in the breach of or conflict with any term, covenant, condition or provision of, result in the modification or termination of, constitute a default under, or result in the creation or imposition of any Lien, security interest, charge or encumbrance upon any Seller's Assets and Properties pursuant to any corporate charter, by-law, commitment, contract or other agreement or instrument, including any Contracts, to which any of the Sellers is a party or by which any Seller's Assets and Properties is or may be bound or affected or from which any of the Sellers derives benefit, which breach, conflict, modification, termination, default or encumbrance described in this clause (c) would be material to the business or any Assets and Properties of any Seller.

         5.5 Restrictions. None of the Sellers is a party to any contract, commitment or agreement, nor are any of the Sellers, the Shares or any Seller's Assets and Properties subject to, or bound or affected by, any provision of any of the Sellers' Articles of Incorporation, By-Laws or other corporate restriction, or any order, judgment, decree, law, statute, ordinance, rule, regulation or other restriction of any kind or character, which would, individually or in the aggregate, materially adversely affect the Shares.

         5.6 Governmental and Other Consents. No consent, authorization or approval of, or exemption by, any governmental or public body or authority is required in connection with the execution, delivery and performance by Sellers of this Agreement or of any of the instruments or agreements herein referred to, or the taking of any action herein contemplated.

         5.7 Litigation. There is no claim, action, suit, proceeding, arbitration, reparation, investigation or hearing or notice of hearing, pending or, to the knowledge of any Seller, threatened, before any court or governmental, administrative or other competent authority or private arbitration tribunal against or relating to or affecting (directly or indirectly, including by way of indemnification) any Seller or any of its Assets and Properties that would in any manner impair any Seller's ability to perform its obligations hereunder, nor are any facts known to any Seller which it believes could reasonably give rise to any such claim, action, suit, proceeding, arbitration, investigation or hearing.

         5.8 Brokers and Finders. Except for The Millenium Group and GD Squared LLC (Tax ID Number 22-3685195), the fees of which shall be paid by Sellers at the Closing, none of the Sellers have engaged or employed any person in connection with the negotiations relative to this Agreement and the transactions contemplated hereby that would result in any claim against Purchaser, the Company or any of its Subsidiaries for a finder's fee, brokerage commission or like payment.

         5.9 Residency. None of the Sellers is a non-resident for the purposes of Section 116 of the Income Tax Act (Canada).



                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES
                  RELATING TO THE COMPANY AND THE SUBSIDIARIES

         As an inducement to Purchaser to enter into this Agreement and perform its obligations hereunder, the Shareholders and the Company solidarily and jointly and severally represent and warrant to Purchaser as follows, each of which representation and warranty is material and is being relied upon by Purchaser, and each of which is true as of the date hereof and shall be true as of the Closing, with the same effect as if said representations and warranties had been made at and as of the Closing Date:

         6.1 Orizanization, Good Standing, Power, Etc. The Company and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Company and each of its Subsidiaries is authorized or licensed to do business and is in good standing in each jurisdiction (set forth in Schedule 6.1 hereto) in which the character and location of its Assets and Properties or the nature of the Business makes such qualification necessary. The Company and each of its Subsidiaries has all requisite corporate power and authority to (i) execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby and (ii) to own or lease and operate its Assets and Properties and carry on the Business as it is presently being conducted.

         6.2 Capital Stock.

               (a) The Company has authorized capital stock consisting of an unlimited number of shares of Class A, B, C and D common stock and Class E, F, G, H, I, J, K, L, M, N and O preferred stock, all without par value (collectively, the "Capital Stock"). The number of shares of Capital Stock issued and outstanding as of the date hereof is set forth on Annex I hereto. The Shares constitute all of the issued and outstanding shares of capital stock of the Company.

               (b) All of the Shares and all of the shares of capital stock of each Subsidiary (i) are duly authorized, validly issued, fully paid and non assessable, (ii) were not issued in violation of any pre-emptive or other rights, and (iii) were issued in compliance with all applicable provincial securities laws.

               (c) There are no outstanding offers, options, warrants, rights, calls, commitments, obligations (verbal or written), conversion rights, plans or other agreements (conditional or unconditional) of any character providing for, requiring or pennitting the offer, sale, purchase or issuance of any shares of capital stock of the Company or any Subsidiary or any other securities (as such term is defined in the Securities Act (Quebec)). There are no equity securities of any of the Company or any Subsidiary that are reserved for issuance or are outstanding.

         6.3 Subsidiaries, Divisions and Affiliates. Neither the Company nor any Subsidiary owns, directly or indirectly, any shares of capital stock of any corporation or any investment in any partnership, joint venture, limited liability company, association or other person. The Business has been conducted solely by the Company and the Subsidiaries and not through any Affiliate, joint venture or other entity, person or under any other name.

         6.4 Equity Investments. Except as set forth in Schedule 6.4 hereto, neither the Company, any Subsidiary or any Seller owns or has any rights to any equity interest, directly or indirectly, in any corporation, partnership, joint venture, firm or other entity in competition with the Company.

         6.5 Authorization of Agreement. The execution, delivery and performance of this Agreement has been duly authorized, no other action being necessary, and this Agreement, when executed and delivered in the manner contemplated herein, will be duly and validly executed and delivered by the Company. This Agreement constitutes a valid and binding obligation of the Company enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditor's rights generally.

         6.6 No Violation. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not, with or without the giving of notice and the lapse of time, or both, (a) violate any provision of law, statute, rule, regulation or executive order to which the Company or any Subsidiary is subject; (b) violate any judgment, order, writ or decree of any court applicable to the Company or any Subsidiary; or (c) result in the breach of or conflict with any term, covenant, condition or provision of, result in the modification or termination of, constitute a default under, or result in the creation or imposition of any Lien, security interest, charge or encumbrance upon the Assets and Properties of the Company or any Subsidiary pursuant to any corporate charter, by-law, commitment, contract or other agreement or instrument, including any Contracts, to which the Company or any Subsidiary is a party or by which any of the Assets and Properties of the Company or any Subsidiary is or may be bound or affected or from which the Company or any Subsidiary derives benefit, which breach, conflict, modification, termination, default or encumbrance described in this clause (c) would be material to the Business or any of the Assets and Properties of the Company or any Subsidiary.

         6.7 Restrictions. None of the Sellers, the Company or any Subsidiary is a party to any contract, commitment or agreement, nor are any of the Sellers, the Company or any Subsidiary or any Assets and Properties of any Seller, the Company or any Subsidiary subject to, or bound or affected by, any provision of the Sellers, the Company's or any Subsidiary's Articles of Incorporation, By-Laws or, other corporate restriction, or any order, judgment, decree, law, statute, ordinance, rule, regulation or other restriction of any kind or character, which would, individually or in the aggregate, materially adversely affect the Business, the Shares or any of the Assets and Properties of the Company or any Subsidiary.

         6.8 Governmental and Other Consents. No consent, authorization or approval of, or exemption by, any governmental or public body or authority is required in connection with the execution, delivery and performance by the Company of this Agreement or of any of the instruments or agreements herein referred to, or the taking of any action herein contemplated.

         6.9 Financial Statements. The Shareholders have delivered to Purchaser, and included in Schedule 6.9 hereto, correct and complete copies of (i) the audited balance sheet of the Company for the fiscal year ended December 31, 1999, and the related statements of income and retained earnings and changes in financial position for the fiscal year ended on such dates, together with supporting schedules (collectively, the "1999 Balance Sheet") and (ii) the audited balance sheet of the Company for the fiscal year ended December 31, 1998, and the related statements of income and retained earnings and changes in financial position for the fiscal year ended on such dates, together with supporting schedules (collectively, the "1998 Balance Sheet"), and, prior to the Closing, the Shareholders shall have delivered to Purchaser correct and complete copies of the unaudited internal balance sheet of the Company covering the period January 1, 2000 through February 29, 2000, and the related statements of income and retained earnings and changes in financial position for such periods, together with supporting schedules (collectively, the "2000 Balance Sheet" and, collectively with the 1998 Balance Sheet and 1999 Balance Sheet, the "Financial Statements"). The Financial Statements are in accordance with the Books and Records of the Company, have been prepared in accordance with GAAP and accurately present the financial position of the Company at their respective dates and the results of operations and cash flows for the respective periods covered thereby and all items that could have a material adverse effect on the willingness of a prospective purchaser to acquire the Company have been disclosed in the Financial Statements or in the Schedules to this Agreement.

         6.10 Absence of Certain Changes or Events. Except as set forth on
Schedule 6.10 hereto, since December 31, 1999, neither the Company nor any Subsidiary has: (a) suffered any adverse change in, or the occurrence of any events which, individually or in the aggregate, has or have had, or might reasonably be expected to have, a material adverse effect on, its financial condition, results of operations or business or the value of its Assets and Properties; (b) incurred damage to or destruction of any material Assets and Properties or material portion thereof, whether or not covered by insurance; (c) incurred any material obligation or liability (fixed or contingent) except (i) current trade or business obligations incurred in the ordinary course of business, none of which were entered into for inadequate consideration, (ii) obligations or liabilities under any Contracts to the extent required thereby, and (iii) obligations and liabilities under this Agreement; (d) made or entered into contracts or commitments to make any capital expenditures in excess of twenty-eight thousand Canadian Dollars (C$28,000); (e) mortgaged, pledged or subjected to Lien or any other encumbrance any of its Assets and Properties; (f) sold, transferred or leased any material Assets and Properties or material portion thereof, or canceled or compromised any debt or material claims, except in each case, in the ordinary course of business; (g) sold, assigned, transferred or granted any rights under or with respect to any Intellectual Property; (h) amended or terminated any of the contracts, agreements, leases or arrangements which otherwise would have been set forth on Schedule 6.14 hereto;
(i) waived or released any other rights of material value; or (j) entered into any transactions not in the ordinary course of business which would, individually or in the aggregate, materially adversely affect its Assets and Properties or the Business.

         6.11 Title to Assets; Absence of Liens and Encumbrances. Except as set forth on Schedule 6.11 hereto, the Company and each of the Subsidiaries has good and marketable title to, and owns outright, all of its Assets and Properties, which include substantially all of the Assets and Properties reflected in the most recent Financial Statements (except (i) as sold, used or otherwise disposed of in the ordinary course of business, and (ii) as disclosed in the Financial Statements), free and clear of all mortgages, hypothecs, claims, Liens, charges, encumbrances, security interests, restrictions on use or transfer or other defects of any nature. The leases and other agreements or instruments under which the Company and each of the Subsidiaries holds, leases or is entitled to the use of any real or personal property included in its Assets and Properties are in full force and effect and all rentals, royalties or other payments accruing thereunder prior to the date hereof have been duly paid. The Company and each of the Subsidiaries enjoys peaceable and undisturbed possession under all such leases and the change in ownership of the Shares will not adversely affect such leases, other agreements and instruments. Each of the Assets and Properties of the Company and each Subsidiary are in conformance with all applicable zoning and other laws, ordinances, rules and regulations; and no notice of violation of any law, ordinance, rule or regulation thereunder has been received by the Company, any Subsidiary or any Shareholder. All buildings, structures, appurtenances and material items of machinery, equipment and other material tangible assets used by the Company and the Subsidiaries are in good operating condition and repair, reasonable wear and tear excepted, are usable in the ordinary course of business, are adequate and suitable for the uses to which they are being put and conform in all material respects to all applicable statutes, laws, regulations, ordinances, codes, rules, judgments, orders, decrees, agreements or governmental restrictions relating to their construction, use and operation. The Assets and Properties of the Company and each of the Subsidiaries are sufficient to operate and conduct the Business as presently conducted.

         6.12 Equipment. Set forth on Schedule 6.12 hereto is a correct and complete list as of December 31, 1999 of all of the machinery and equipment (in excess of a fair market value of C$14,500) of the Company and each Subsidiary, indicating for each piece of machinery and equipment whether it is owned or leased and setting forth where it is located. Except as set forth on Schedule 6.12, none of the equipment has been disposed of since December 31, 1999. Except as noted on Schedule 6.12, all such machinery and equipment (a) is in good working condition, with no material defects, and generally has been suitable to the Company and the Subsidiaries for the uses for which it was designed or has been employed by the Company and the Subsidiaries and (b) conforms in all material respects with any laws, ordinances, regulations, orders or other similar governmental requirements relating to its use, as the same are currently in effect.

         6.13 Insurance. There are no outstanding or unsatisfied written requirements or verbal recommendations imposed or made by the Company's or any of the Subsidiaries' current insurance companies with respect to current policies covering any of the Assets and Properties of the Company or the Subsidiaries, or by any Governmental or Regulatory. Authority requiring or recommending, with respect to any of the Assets and Properties of the Company or any Subsidiary, that any repairs or other work be done on or with respect to, or requiring or recommending any equipment or facilities be installed on or in connection with, any of the Assets and Properties of the Company or any Subsidiary. Except as set forth on Schedule 6.13 hereto, and except for product liability insurance, which neither the Company nor any Subsidiary has ever carried, the Company and each of the Subsidiaries carries, and (with respect to any period for which a claim against the Company or any Subsidiary may still arise) has always carried property and general liability insurance in reasonable amounts and terms, and other insurance which is reasonably necessary to the conduct of the Business. Schedule 6.13 sets forth a correct and complete list of
(a) all currently effective insurance policies and bonds of the Company and each of the Subsidiaries covering its Assets and Properties or the Business, and their respective annual premiums (as of the last renewal or purchase of new insurance), and (b) for the five-year period ending on the date hereof, (i) all accidents, casualties or damage occurring on or to any of the Assets and Properties of the Company or any Subsidiary or relating to the business or products of the Company or any Subsidiary which in the aggregate are in excess of twenty-eight thousand Canadian Dollars (C$28,000), and (ii) claims for product liability, damages, contribution or indemnification and settlements (including pending settlement negotiations) relating thereto which in the aggregate are in excess of twenty-eight thousand Canadian Dollars (C$28,000). Except as set forth on Schedule 6.13, as of the date hereof there are no disputes with underwriters of any such policies or bonds, and all premiums due and payable have been paid. There are no pending or, to the knowledge of any Shareholder, threatened terminations or premium increases with respect to any of such policies or bonds and there is no condition or circumstance applicable to the Business, which may result in such termination or increase. The Company and each of the Subsidiaries and their respective Assets and Properties are in compliance with all conditions contained in such policies or bonds, except for noncompliance which, individually or in the aggregate, would not have a material adverse affect on the Business or any of the Assets and Properties of the Company or any Subsidiary.

         6.14 Contracts.

               (a) Except as set forth on Schedule 6.14 hereto, neither the Company nor any Subsidiary is a party to, nor is the Company or any Subsidiary or any of their respective Assets and Properties bound by any:

                      (i) lease agreement (whether as lessor or lessee) of its Assets and Properties;

                      (ii) license agreement, assignment or contract (whether as licensor or licensee, assignor or assignee) relating to trademarks, trade names, patents, or copyrights (or applications therefor), unpatented designs or processes, formulae, know-how or technical assistance, or other proprietary rights;

                      (iii) employment or other contract or agreement with an employee or independent contractor which (A) may not be terminated without liability to it upon notice to the employee or independent contractor of not more than 30 days, or (B) provides payments (contingent or otherwise) of more than C$45,000 per year (including all salary, bonuses and commissions);

                       (iv) agreement, contract or order with any buying agent, supplier or other individual or entity who assists, provides or is otherwise involved in the acquisition, supplying or providing Assets and Properties or other goods to it;

                       (v) non-competition, secrecy or confidentiality agreements;

                       (vi) agreement or other arrangement for the sale of goods or services by it to any third party (including the government or any other governmental authority);

                       (vii)  agreement with any labor union;

                       (viii) policy of insurance (including bonds) in force with respect to it or any of its operations, properties, assets or executive officers;

                       (ix) agreement, contract or order with any distributor, dealer, leasing company, sales agent or representative, other than contracts or orders for the purchase, sale or license of goods made in the usual and ordinary course of business at an aggregate price per contract or more than twenty-eight thousand Canadian
         Dollars (C$28,000) and a term of more than six months under any such contract or order;

                     (x) agreement, contract or order with any manufacturer, leasing company, supplier or customer (including those agreements which allow discounts or allowances or extended payment terms);

                     (xi) agreement with any distributor or brokerage company, leasing company, management company or any other individual or entity who assists, places, brokers or otherwise is involved with the marketing or distribution of its products to its customers;

                     (xii) joint venture or partnership agreement with any other person or entity;

                     (xiii) agreement guaranteeing; indemnifying or otherwise becoming liable for the obligations or liabilities of another;

                     (xiv) agreement with any banks or other persons, other than its employees, for the borrowing or lending of money or payment or repayment of draws on letters of credit or currency swap or exchange agreements (other than purchase money security interests which may, under the terms of invoices from its suppliers, be granted to suppliers with respect to goods so purchased);

                     (xv) agreement with any bank, finance company or similar organization which acquires from it receivables or contracts for sales on credit;

                     (xvi) agreement granting any person a Lien, security interest or mortgage on any of its Assets and Properties, including, without limitation, any factoring or agreement for the assignment of receivables or inventory;

                     (xvii) agreement for the incurrence of any capital expenditure in excess of C$28,000;

                     (xviii) advertising, publication or printing agreement;

                     (xix) agreement which restricts it from doing business anywhere in the world;

                     (xx) agreement or statute or regulation giving any party the right to renegotiate or require a reduction in prices or the repayment of any amount previously paid; or

                     (xxi) other agreement or contract, not included in or expressly excluded from the terms of the foregoing clauses (i) through (xx), materially affecting its Assets and Properties or the Business, except contracts or purchase orders for the purchase or sale of goods or services made in the usual and ordinary course of business.

         Correct and complete copies of all Contracts required to be shown on
Schedule 6.14 shall be delivered to Purchaser within seven calendar days following the execution of this Agreement.

               (b) Each of the Contracts required to be shown on Schedule 6.14 is valid, in full force and effect and enforceable by the Company or Subsidiary party thereto in accordance with its terms.

               (c) Except as set forth on Schedule 6.14, the Company and each Subsidiary has fulfilled, or has taken all action reasonably necessary to enable it to fulfill when due, all of its obligations under the Contracts required to be shown on Schedule 6.14, except where the failure to do so would not, individually or in the aggregate, have a material adverse affect on the Business or its Assets and Properties. Furthermore, there has not occurred any default by the Company or any Subsidiary or any event which, with the lapse of time or the election of any person other than the Company or any Subsidiary, will become a default, nor has there occurred any default by others or any event which, with the lapse of time or the election of the Company or any Subsidiary, will become a default under any of such Contracts, except for such defaults, if any, which
(i) have not resulted and will not result in any material loss to or liability of the Company or any Subsidiary or any of its successors or assigns or (ii) have been indicated on Schedule 6.14. Neither the Company nor any Subsidiary is in arrears in any material respect with respect to the performance or satisfaction of the terms or conditions to be performed or satisfied by it under any of the Contracts required to be shown on Schedule 6.14 and no waiver or variance has been granted by any of the parties hereto.

               (d) After the Closing, except as set forth on Schedule 6.14, each of the Contracts does not require the consent of the other parties thereto and, with respect to any of the Contracts which do require such consent of the other parties thereto, the Company and the Subsidiaries have obtained such consent and have provided or will provide Purchaser with copies thereof.

         6.15 Real Property.

               (a) Schedule 6.15(a) contains a true, correct and complete list (including, without limitation, legal descriptions) of all real property owned by the Company, any Subsidiary, or any Affiliate of the Company or any Subsidiary (together with all buildings, improvements and structures thereon and all easements, rights of way, and appurtenances relating thereto, the "Owned Real Property"). The Company or the applicable Subsidiary or Affiliate owns the Owned Real Property subject to no Liens (including, without limitation, leases, occupancy agreements, possessory rights, options and rights of first refusal) except as set forth on schedule 6.15(a) (the "Owned Real Property Permitted Liens"). The Company or the applicable Subsidiary or Affiliate has not leased all or any part of any Owned Real Property. The Sellers shall deliver to Purchaser within seven calendar days following the execution of this Agreement true, correct and complete copies of all deeds, mortgages, title insurance policies and other title related documents with respect to the Owned Real Property.

               (b) Schedule 6.15(b) contains a true, correct and complete list of all oral and written leases, subleases, and other use and occupancy agreements (and any amendments, renewals, supplements, modifications or extensions thereto) affecting or relating to real property under which the Company, any Subsidiary, or any Affiliate of the Company or any Subsidiary is a party or is bound (as so modified, extended or amended, the "Real Property Leases"), including the date of each Real Property Lease, and the premises demised thereunder (the "Leased Real Property", together with the Owned Real Property, the "Real Property"). The Real Property Leases are subject to no Liens (including, without limitation, leases, occupancy agreements, possessory rights, options and rights of first refusal) except as set forth on schedule 6.15(b) (the "Leased Real Property Permitted Liens", together with the Owned Real Property Permitted Liens, the "Permitted Liens").

               (c) True, correct and complete copies of the Real Property Leases and all mortgages, title insurance policies and other title related documents with respect to the Leased Real Property shall be delivered to Purchaser by Sellers within seven calendar days following the execution of this Agreement. The Company or the applicable Subsidiary or Affiliate has a valid and subsisting leasehold estate in and the right to quiet enjoyment to each parcel of Leased Real Property for the full term of the respective Real Property Lease. The Real Property Leases are in full force and effect and are enforceable in accordance with their respective terms. Since January 1997, the Company or the applicable Subsidiary or Affiliate has not assigned, pledged, mortgaged, hypothecated or otherwise transferred any Real Property Lease. The Company or the applicable Subsidiary or Affiliate has not sublet all or any portion of any Leased Real Property. The Company or the applicable Subsidiary or Affiliate is in possession of the Leased Real Property. There are no defaults by any tenant or landlord under any Real Property Lease, and no event has occurred or failed to occur which, with the giving of notice or the passage of time, or both, would constitute a default under any Real Property Lease. No security deposit is being held under any Real Property Lease. There are no disputes under any Real Property Lease. No penalties are accrued and unpaid under any Real Property Lease. No landlord or tenant under any Real Property Lease has exercised any option or right to (i) cancel or terminate such Real Property Lease or shorten the term thereof, (ii) lease additional premises, (iii) reduce or relocate the premises demised by such Real Property Lease or (iv) purchase any property.

               (d) Neither the Company nor any Subsidiary or Affiliate or the Company or any Subsidiary is in default under, or has breached any of the terms of, any of the Permitted Liens.

               (e) No assessments or special assessments have been levied, or are contemplated or pending, against any parcel of Owned Real Property.

               (f) The Real Property, including, without limitation, all buildings, building systems, structural components, roofs, and building equipment, (i) are in good operating condition and in a state of good maintenance and repair, ordinary wear and tear excepted, are adequate and suitable for the purposes which they are currently being used and there are no condemnation, appropriation or other proceedings pending or to the knowledge of any Shareholder, threatened against same, (ii) are in compliance with all applicable laws and (iii) are subject to all necessary governmental permits and approvals (which permits and approvals have been duly paid for, issued and are in full force and effect).

               (g) Except for the Real Property neither the Company nor any Subsidiary or Affiliate of the Company or any Subsidiary owns or holds any interest in real property.

               (h) None of the rights of the Company or any Subsidiary or any Affiliate of the Company or any Subsidiary under any Real Property Lease will be subject to termination or modification as the result of the consummation of the transactions contemplated by this Agreement.

               (i) True, correct and complete copies of the current real estate tax bills for the Real Property have been delivered to Purchaser by Sellers. Said bills, with respect to the Owned Real Property, cover the whole of the Owned Real Property and do not cover or apply to any other property. No application or proceeding is pending with respect to a reduction of the taxes on any Real Property.

               (J) There is no material construction at any parcel of Real Property. Neither the Company nor any Subsidiary or Affiliate of the Company or any Subsidiary owe any monies to any contractor, subcontractor or materialman for labor or materials performed, rendered or supplied to or in connection with any parcel of Real Property for which such person could claim a lien.

               (k) There are no claims, actions or proceedings pending or threatened against the Company, any Subsidiary or any Affiliate of the Company or any Subsidiary or any parcel of Real Property by any person which could materially affect the future use, occupancy or value of any parcel of Real Property.

         6.16 Tangible Personal Property. The Company and each of the Subsidiaries are in possession of and has good title to, or has valid leasehold interests in or valid rights under Contract to use, all the tangible personal property used in the conduct of the Business, which includes all tangible personal property reflected on the 1999 Balance Sheet and tangible personal property acquired since the date of the 1999 Balance Sheet other than tangible personal property disposed of since such date in the ordinary course of business consistent with past practice. All of the Company's and each Subsidiary's rights in tangible personal property are free and clear of all Liens, and the tangible personal property is in all material respects in good working order and condition, ordinary wear and tear excepted (excepting only miscellaneous items of immaterial value), and, to the knowledge of any Shareholder, its use complies in all material respects with all applicable Laws.

         6.17 Intellectual Property Rights. (a) Schedule 6.17 hereto sets forth all items of Intellectual Property used or needed by the Company and each of the Subsidiaries in the operation of the Business, including (i) the registered and beneficial owner and the expiration date, to the extent applicable, for each item of Intellectual Property set forth on such Schedule and (ii) the product, service, or products or services of the Company and the Subsidiaries which make use of, or are sold, licensed or made under, each such item of Intellectual Property. All of the items of Intellectual Property set forth on such Schedule constitute all Intellectual Property necessary for the conduct of the Business, as such business is currently being conducted. Except as set forth on Schedule
6.17 hereto, neither the Company nor any Subsidiary has sold, assigned, transferred, licensed, sub-licensed or conveyed the Intellectual Property, or any interest in the Intellectual Property, to any person, and there are no restrictions on the direct or indirect transfer of any such Intellectual Property. Except as set forth on Schedule 6.17, the Intellectual Property owned by or licensed to the Company or any Subsidiary has not been used, and no use is now being made, by any entity except the Company or Subsidiary and other entities duly licensed to use the same. The Company and each of the Subsidiaries has the entire right, title and interest (free and clear of all security interests, Liens and encumbrances of every nature) in and to each item of Intellectual Property necessary to the conduct of the Business as currently being conducted.

               (b) (i) All applications and registrations for such Intellectual~Property are valid and in full force and effect and are not subject to the payment of any taxes or maintenance fees or the taking of any other actions by the Company or the Subsidiaries or the Shareholders to maintain their validity or effectiveness; (ii) the Shareholders have made available to the Purchaser, prior to the execution of this Agreement, documentation with respect to any invention, process, design, computer software and program or other know-how or trade secret included in such Intellectual Property, which documentation is accurate in all material respects and reasonably sufficient in detail and content to identify and explain such invention, process, design, computer software and program or other know-how or trade secret; (iii) the Shareholders, the Company and the Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of the Intellectual Property of the Company and the Subsidiaries; (iv) neither the Company nor any Subsidiary is, nor has any Shareholder or the Company or any Subsidiary received any notice that the Company or any Subsidiary is, in default (or with the giving of notice or lapse of time or both, would be in default) under any license to use such Intellectual Property; (v) neither the Company nor any Subsidiary nor any Shareholder has any knowledge that such Intellectual Property is being infringed by any other person; and (vi) neither the Company nor any Subsidiary is infringing any Intellectual Property of any other person, and no claim is pending or, to the knowledge of any Shareholder, has been threatened with respect to the ownership, validity, license or use of, or any infringement resulting from, either Intellectual Property of the Company or any Subsidiary or the sale of any products or services by the Company and the Subsidiaries.

               (c) All information systems (including but not limited to computer software and files and related equipment) and technology (including but not limited to information technology, embedded systems or any other electro-mechanical or processor-based system) relating to the Business owned, licensed or otherwise used by the Company and the Subsidiaries are Year 2000 Compliant, have accurately processed date data (including but not limited to calculating, comparing, valuing, recognizing, validating and sequencing) without error before, during and after the twentieth and twenty-first centuries, and will continue to do so after February 29, 2000 and all subsequent leap years. In the event of any recognition, calculation, or indication of century problems related to the year 2000, the Company and the Subsidiaries shall make all adjustments necessary at no cost to the Purchaser in order to ensure that all such information systems and technology are and remain Year 2000 Compliant.

         6.18 Permits, Licenses, Etc. The Company and each of the Subsidiaries has all Licenses required to permit it to carry on its Business as currently conducted, other than Licenses the failure to obtain which would not, individually or in the aggregate, have a material adverse affect on the Assets and Properties of the Company or any Subsidiary or on the Business.

         6.19 Compliance with Applicable Laws. The conduct by the Company and each of the Subsidiaries of the Business does not violate or infringe, and there is no basis for any claims of violation or infringement of, any Laws currently in effect, except in each case for violations or infringements which do not and will not, individually or in the aggregate, have a material adverse affect on any of the Assets and Properties of the Company or any Subsidiary or the Business. Neither the Company nor any Subsidiary is in default under any License issued to it, under any governmental or administrative order or demand directed to it, or with respect to any order, writ, injunction or decree of any court which, in any case, materially adversely affects the financial condition, results of operations or business or the value of its Assets and Properties.

         6.20 Litigation. There is no claim, action, suit, proceeding, arbitration, reparation, investigation or hearing or notice of hearing, pending or, to the knowledge of any Shareholder, threatened, before any court or governmental, administrative or other competent authority or private arbitration tribunal against or relating to or affecting (directly or indirectly, including by way of indemnification) the Business or any of the Assets and Properties of the Company or any Subsidiary, or the transactions contemplated by this Agreement; nor are any facts known to any Shareholder which it believes could reasonably give rise to any such claim, action, suit, proceeding, arbitration, investigation or hearing, which may have any adverse affect, individually or in the aggregate in excess of twenty-eight thousand Canadian Dollars (C$28,000) upon the Business, the value of any of the Assets and Properties of the Company or any Subsidiary or the transactions contemplated by this Agreement. Neither the Company nor any Subsidiary has waived any statute of limitations or other affirmative defense with respect to any of its obligations. There is no continuing order, injunction or decree of any court, arbitrator or governmental, administrative or other competent authority to which the Company or any Subsidiary is a party, or to which the Company or any Subsidiary is subject. Neither the Company nor the Subsidiaries nor the Shareholders, nor any current officer, director, partner or employee of the Company or any Subsidiary or Shareholder, or any Affiliate thereof, has been permanently or temporarily enjoined or barred by order, judgment or decree of any court or other tribunal or any agency or other body from engaging in or continuing any conduct or practice in connection with the Business.

         6.21 No Interest in Competitors. Set forth on Schedule 6.21 hereto is a list describing the extent to which the Company or any Subsidiary or any Shareholder or any officer or director of the Company or any Subsidiary or any Shareholder or any Affiliate of any of the foregoing, directly or indirectly, owns more than a five percent (5%) interest in or controls or is an employee, officer, director, or partner of or participant in (but only to the extent such a participation exceeds one percent), or consultant to any corporation, partnership, limited partnership, joint venture, association or other entity which is a competitor, supplier or customer of the Company or any Subsidiary or has any type of business or professional relationship with the Company or any Subsidiary.

         6.22 Customers, Suppliers, Distributors and Agents. Except as set forth on Schedule 6.22 hereto, no Shareholder has any knowledge or reason to believe that any customer, client, distributor, supplier or any other person or entity with material business dealings with the Company or any of the Subsidiaries, will or may cease to continue such relationship with it, or will or may substantially reduce the extent of such relationship, at any time prior to or after the Closing Date. Except for such common public information, no Shareholder has any knowledge of (1) any other existing or contemplated modification or change in the business relationship of the Company or any Subsidiary with, or (2) any existing condition or state of facts which has affected adversely, will adversely affect (in a material manner), or has a reasonable likelihood of adversely affecting the business of the Company or any Subsidiary with its customers, clients, suppliers or other persons or entities with material business dealings with the Company or any Subsidiary or which has prevented or will prevent such Business from being carried on under its new ownership after the Closing in essentially the same manner as it is currently carried on. Schedule 6.22 hereto sets forth as to the Company and each Subsidiary (i) the largest (in dollar value) purchasers of its goods and/or services and (ii) the five largest (in dollar value) providers of goods and/or services to it, in each case with respect to each of the fiscal years ended December 31, 1999 and 1998.

         6.23 Books and Records. The Books and Records of the Company and each of the Subsidiaries are in all material respects complete, correct and up to date, with all necessary signatures, and are in all material respects accurately reflected in the Financial Statements.

         6.24 Employee Benefit Plans. Schedule 6.24 sets forth a correct and complete list of each and every benefit plan, including but not limited to each pension, profit sharing, welfare, stock bonus, stock option, stock appreciation, bonus, deferred compensation, severance, change in control, stock purchase plans, "pay-to stay" or similar agreements or plans, individual employment agreements, multiemployer plans, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, accident, disability, workmen's compensation or other arrangement or policy, covering, or which covered, current or former employees or consultants of the Company and each of the Subsidiaries (the "Employee Benefit Plans"), and except as described in Schedule 6.24 hereto, neither the Company nor any of the Subsidiaries has any Employee Benefit Plans. No Employee Benefit Plan is a multiemployer plan or a defined benefit plan. No benefit under any Employee Benefit Plan, including, without limitation, any severance or parachute payment plan or agreement, will be established or become accelerated, vested or payable by reason of any transaction contemplated under this Agreement.

         6.25 Powers of Attorney. Except as set forth on Schedule 6.25 hereto, no person has any power of attorney to act on behalf of the Company or any Subsidiary in connection with any of its properties, business or affairs other than such powers to so act as normally pertain to its officers.

         6.26 Sufficiency of Assets. The Assets and Properties of the Company and the Subsidiaries, taken in the aggregate, are sufficient, and constitute all of the property and rights necessary, for the continuation of the business and operations of the Company on a basis consistent with past operations.

         6.27 Employees; Labor Relations. (a) Schedule 6.27 contains a list of the names of all employees and consultants who perform services for the Company and the Subsidiaries together with each such person's position or function, annual base salary or wages or other compensation and any incentives or bonus arrangement with respect to each such person. Neither the Company, nor any Subsidiary nor any of the Shareholders have received any information that would lead it to believe that any of such persons will or may cease to be employed as employees or engaged as consultants, or will refuse offers of employment or to consult, as the case may be, from the Purchaser.

               (b) Except as disclosed in Schedule 6.27, (i) no employee of the Company or any of the Subsidiaries is presently a member of a collective bargaining unit and, during the last five years, neither the Company nor any Subsidiary have been involved in, and, to the knowledge of any Shareholder, there are no threatened or contemplated attempts to organize for collective bargaining purposes by any of the employees of the Company or any Subsidiary and
(ii) no unfair labor practice complaint or sex or age discrimination claim has been brought during the last five years against the Company or any Subsidiary. Since January 1997, there has been no work stoppage, strike or other concerted action by employees of the Company or any of the Subsidiaries. The Company and each of the Subsidiaries has complied in all material respects with all applicable Laws relating to the employment of labor, including, without limitation, those relating to wages, hours and collective bargaining.

         6.28 Past Due Obligations. Except as set forth on Schedule 6.28 hereto, no past due obligations of the Company or any Subsidiary over C$14,500 have given rise or shall give rise within 5 days after the Closing Date (except as such will be performed by the Company or any Subsidiary prior to the Closing Date so as to relieve Purchaser of all liability therefor) to any additional liability to Purchaser on account of their being past due.

         6.29 Environmental Matters.

               (a) The Company and each of the Subsidiaries has obtained and holds all necessary Environmental Permits.

               (b) The Company and each of the Subsidiaries is in compliance with all terms, conditions and provisions of all applicable (i) Environmental Permits, and (ii) Environmental Laws.

               (c) There are no past, pending, or threatened Environmental Claims against the Company or any of the Subsidiaries, and no Company or Subsidiary or Shareholder is aware of any facts or circumstances which could reasonably be expected to form the basis for any Environmental Claim against the Company or any of the Subsidianes.

               (d) No Releases of Hazardous Materials have occurred at, from, in, to, on, or under any Site and no Hazardous Materials are present in, on, about or migrating to or from any Site that could give rise to an Environmental Claim against the Company or any of the Subsidiaries.

               (e) Neither the Company, nor any Subsidiary, nor any predecessor of the Company or any Subsidiary, nor any entity previously owned by the Company or any Subsidiary, has transported or arranged for the treatment, storage, handling, disposal, or transportation of any Hazardous Material to any off-Site location which could result in an Environmental Claim against or a Loss to the Company or any Subsidiary.

               (f) There are no Liens arising under or pursuant to any Environmental Law on any Site and there are no facts, circumstances, or conditions that could reasonably be expected to restrict, encumber, or result in the imposition of special conditions under any Environmental Law with respect to the ownership, occupancy, development, use, or transferability of any Site.

               (g) Except as set forth on Schedule 6.29(g), there are no (i) underground storage tanks, active or abandoned, (ii) polychlorinated biphenyl containing equipment, or (iii) asbestos containing material at any Site.

               (h) Except as set forth on Schedule 6.29(h), fhere have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by, on behalf of, or which are in the possession of the Company or any of the Subsidiaries or the Shareholders with respect to any Site.

         6.30 Taxes. (a) Each of the Company and the Subsidiaries has timely filed all Tax Returns that it was required to file. Such Tax Returns, including amendments thereto, have been prepared in good faith without negligence or willful misrepresentation and are complete and accurate in all material respects. All taxes owed by the Company and each of the Subsidiaries (whether or not shown on any Tax Return) have been paid.

               (b) Adequate provision has been made in the Books and Records of the Company and each of the Subsidiaries and in the Financial Statements for all Taxes whether or not due and payable and whether or not disputed.

               (c) At and as of the Closing Date, the unpaid Tax liabilities of the Company and the Subsidiaries, being current Taxes not yet due and payable, will be no greater than the reserve for Taxes (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the Closing Financial Statements. For purposes of this Section 6.30(c), in the case of any Tax that is imposed on a periodic basis and is payable for a period that begins before the Closing Date and ends after the Closing Date, the portion of such Taxes considered to be with respect to the period ending on the Closing Date shall be (i) in the case of any Tax other than a Tax based upon or measured by income, the amount of such Tax for the entire period multiplied by a fraction, the numerator of which is the number of days in the period ending on the Closing Date and the denominator of which is the number of days in the entire period and (ii) in the case of any Tax based upon or measured by income, the amount which would be payable if the taxable year ended on the Closing Date.

               (d) Except as set forth in Schedule 6.30 hereto, no governmental entity has, during the past three years, examined or is in the process of examining any Tax Returns of the Company and any of the Subsidiaries.

               (e) Except as set forth in Schedule 6.30 hereto, no governmental entity has proposed (tentatively or definitively) or asserted or threatened to propose or assert, any assessment, reassessment, Lien or other claim for Taxes against the Company or any of its Subsidiaries and there would be no basis for any such delinquency, assessment, reassessment, Lien or claim.

               (f) There are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment or reassessment of any Taxes against the Company or any of the Subsidiaries or with respect to any Tax Return filed or to be filed by the Company or any of the Subsidiaries.

               (g) Except as set forth on Schedule 6.30 hereto, no claim has ever been made by any Taxing Authority in any jurisdiction in which the Company or any Subsidiary does not file Tax Returns that the Company or any Subsidiary is or may be subject to taxation by that jurisdiction.

               (h) The Company and each of the Subsidiaries has withheld and paid over all Taxes required to have been withheld and paid over under applicable Law, and complied with all information reporting and record-keeping requirements under applicable Law with respect to any amounts paid or owing to any employee, creditor, independent contractor or other third party.

               (i) Neither the Company nor any Subsidiary is the beneficiary of any extension of time in which to file a Tax Return.

               (j) There are no Liens or other encumbrances on the Assets and Properties of the Company or any Subsidiary relating or attributable to Taxes (other than Liens for Taxes not yet due and payable).

               (k) Neither the Company nor any of the Subsidiaries have any liability for the Taxes of any other person (A) as a transferee or successor,
(B) by contract or (C) otherwise.

               (l) The Shareholders shall deliver to Purchaser within seven calendar days following the execution of this Agreement correct and complete copies of all federal, state, provincial, local and foreign income Tax Returns (including consolidated returns that include the Company or any of the Subsidiaries), filed by the Company or any Subsidiary since December 31, 1996.

               (m) Except as set forth in Schedule 6.30, neither the Company nor any Subsidiary is a party to any Tax allocation or sharing agreement.

               (n) Neither the Company nor any Subsidiary has an investment in "United States property" within the meaning of Section 956(c) of the Code.

               (o) Neither the Company nor any Subsidiary is, or at any time has been, engaged in the conduct of a trade or business within the United States within the meaning of Section 864(b) or Section 882(a) of the Code, or treated as or considered to be so engaged under Section 882(d) or Section 897 of the Code or otherwise.

               (p) There shall be no adverse Tax consequences to the Company, any Subsidiary, the Purchaser or any Affiliates of the Purchaser as a result of the transactions contemplated by Sections 11.7 and 11.8 of this Agreement.

         6.31 Recent Dividends and Other Distributions. Except as set forth on
Schedule 6.31 hereto, and except for any Permitted Dividend paid pursuant to
Section 11.6 hereof, there has been no dividend or other distribution of assets or securities whether consisting or money, property or any other thing of value, declared, issued or paid to or for the benefit of any of the shareholders of the Company or any of the Subsidiaries subsequent to the date of the most recent Financial Statements.

         6.32 Inventory. Except as set forth in Schedules 6.32(a) and (b) hereto, all of the Inventory of the Company and each of the Subsidiaries has been manufactured within six months of December 31, 1999, and is of a quantity and quality saleable at regular prices or usable in the ordinary course of business during 2000. Schedule 6.32(a) specifies all Inventory of the Company and each Subsidiary which is not accompanied by a firm purchase order that was received or manufactured more than 12 months before the Closing Date, including the calendar month in which such Inventory was received, by quality and product family. Schedule 6.32(b) specifies all Inventory of the Company and each Subsidiary which is not of a quality or quantity saleable or usable in the ordinary course of business during 2000.

         6.33 Purchase and Sale Obligations. All purchases, sales and orders and all other commitments for purchases, sales and orders made by or on behalf of the Company and each of the Subsidiaries have been made in the usual and ordinary course of its business in accordance with normal practices. On the Closing Date, the Shareholders shall deliver to Purchaser a schedule of all such uncompleted purchase and sale orders and other commitments with respect to any of the obligations of the Company or any Subsidiary as of a date not earlier than ten (10) days prior to the Closing.

         6.34 Other Information. None of the information which has been or may be furnished by any Seller or the Company or any Subsidiary or any of their representatives to Purchaser or any of its representatives in connection with the transactions contemplated hereby, which is contained in this Agreement (including the Exhibits and Schedules hereto) or any certificate or instrument delivered or to be delivered by or on behalf of Sellers in connection with the transactions contemplated hereby or thereby, does or will contain any untrue statement of a material fact or omit a material fact necessary to make the information contained herein or therein not misleading.

         6.35 Accounts Receivable and Accounts Payable. All of the accounts receivable of the Company and each of the Subsidiaries are actual and bona fide accounts receivable representing obligations for the total dollar amount thereof showing on the books of such entity, and the accounts receivable are not and will not be subject to any recoupments, set-offs or counterclaims. Except as otherwise reflected in the Financial Statements, such accounts receivable are collectible in the ordinary course of business. Schedule 6.35 hereto sets forth a true and correct aged (30-60-90 days) list of all accounts receivable and accounts payable of the Company and each of the Subsidiaries as of the end of the calendar month preceding the date hereof

         6.36 No Undisclosed Liabilities. Except as reflected or reserved against in the Financial Statements, there are no liabilities of, relating to or affecting the Company or any of the Subsidiaries or any of their respective Assets and Properties, other than liabilities incurred in the ordinary course of business consistent with past practice.

         6.37 Bank Account. Schedule 6.37 sets out the name of each bank, trust company or other person with which the Company and the Subsidiaries have an account or safekeeping arrangement or safety deposit box, the account numbers and the names of each person authorized to operate or have access to such account, arrangement or box on behalf of the Company and a Subsidiary.

         6.38 No Debts or Advances. Except for salaries and bonuses due in the normal course of business, neither the Company nor any Subsidiary has outstanding obligations, debts or accounts payable to any of the Sellers or to any person related to any one of them.

         6.39 Full Disclosure. (a) Each Shareholder has made or caused to be made due inquiry with each of the other Sellers and, where appropriate, with personnel having proper knowledge of the business of the Company and the Subsidiaries, with respect to each of the representations, warranties, and statements contained in this Agreement and in each of the schedules or documents referred to herein or furnished to the Purchaser hereunder, and none of the same contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein and therein not misleading.

               (b) There is no fact or circumstance known to any of the
Shareholders: (i) which materially and adversely or in the future may (so far as each of the Shareholders can now reasonably foresee) materially and adversely affect the condition (financial or otherwise), property, assets, liabilities, business or operations of either the Company or a Subsidiary; or (ii) relating to the business of the Company or any Subsidiary which, if known to the Purchaser, might reasonably be expected to deter the Purchaser from consummating the transaction hereby contemplated or from consummating same at the Purchase Price.


                                   ARTICLE VII

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser hereby represents and warrants to the Sellers and the Company as follows, each of which representation and warranty shall be true as of the Closing Date:

         7.1 Organization. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Purchaser has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

         7.2 Authorization of Agreement. The execution, delivery and performance of this Agreement by Purchaser, and the consummation of the transactions contemplated hereby, have been duly and effectively authorized by the Board of Directors of Purchaser. This Agreement has been duly and validly authorized, executed and delivered on behalf of Purchaser. This Agreement constitutes a valid and binding obligation of Purchaser, enforceable in accordance with its terms, except that such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors, rights generally.

         7.3 No Violation. The execution, delivery and performance of this Agreement by Purchaser, and the consummation of the transactions contemplated hereby, will not, with or without the giving or notice and the lapse of time, or both, (a) violate any provision of law, statute, rule, regulation or executive order to which Purchaser is subject; (b) violate any judgment, order, writ or decree of any court applicable to Purchaser; or (c) result in the breach of or conflict with any term, covenant, condition or provision of the organizational documents of Purchaser or any commitment, contract or other agreement on instrument to which Purchaser is a party.

         7.4 Litigation. To the best knowledge of Purchaser, there are no actions, suits, proceedings or governmental investigations or inquiries pending or threatened against it which, in its reasonable judgment, would prevent the consummation of the transactions contemplated hereby.

         7.5 Governmental and Other Consent. No consent, authorization or approval of, or exemption by, any governmental or public body or authority is required in connection with the execution, delivery and performance by Purchaser of this Agreement or any of the instruments or agreements herein referred to, or the taking of any action herein contemplated.


                                  ARTICLE VIII

                          COVENANTS OF THE SHAREHOLDERS

         Each of the Shareholders hereby covenants and agrees with Purchaser that each of them shall do, or cause to be done, the following:

         8.1 Conduct of Business Until Closing Date. From the date hereof until the Closing, except as permitted or required hereby or as set forth on Schedule
8.1 hereto, each of the Shareholders shall, or shall cause the Company to:

               (a) operate, or cause to be operated, the business of the Company and each Subsidiary only in the usual, regular and ordinary manner, and use their best efforts to (i) preserve the present business organization of the Company and each Subsidiary intact, (ii) keep available the services of the present employees of the Company and each Subsidiary, and (iii) preserve the current business relationships of the Company and each Subsidiary with customers, clients, suppliers, distributors and others having business dealings with it;

               (b) bear the risk of loss or damage to the Assets and Properties of the Company and the Subsidiaries on and prior to the Closing Date where such risk of loss is not the legal obligation of another, and maintain all properties necessary for the conduct of the business of the Company and the Subsidiaries, whether owned or leased;

               (c) maintain the Books and Records and accounts of the Company and the Subsidiaries in the usual, regular and ordinary manner, on the basis consistent with prior periods;

               (d) duly comply with all laws, rules and regulations applicable to the Company and each of the Subsidiaries and to the conduct of its business;

               (e) perform all of the obligations of the Company and each of the Subsidiaries without default, unless such default is of no significance to the Company and the Subsidiaries and could have no adverse impact on the Company or any Subsidiary, their respective Assets and Properties or the Business;

               (f) neither (a) amend the constating document or by-laws of the Company or any Subsidiary; (b) merge with or into, consolidate, amalgamate or otherwise combine with, any other entity, or permit any Subsidiary to do any of the foregoing; nor (c) change the character of the business of the Company or any Subsidiary;

               (g) neither (a) encumber, mortgage, or voluntarily subject to lien any of the existing Assets and Properties of the Company or any Subsidiary or the Shares; (b) transfer, sell, lease, license or otherwise dispose of any of, or any part of, the Assets and Properties of the Company or any Subsidiary (other than in the ordinary course of business); (c) convey or transfer to or acquire from a third party any material Asset and Property, for or on behalf of the Company or any Subsidiary other than in the ordinary course of business; (d) enter into any arrangement, agreement or undertaking, with respect to any of the employees relating to the payment of bonus, severance, profit-sharing or special compensation or any increase in the compensation payable or to become payable to any such employee; nor (e) incur any material fixed or contingent obligation or enter into any agreement, commitment, contract or other transaction or arrangement relating to the business of the Company or any Subsidiary or any of their respective Assets and Properties;

               (h) not make or change any Tax election, amend any Tax Return or take or omit to take any other action not in the ordinary course of business and consistent with past practice that would have the effect of increasing any Taxes of Purchaser for any taxable period ending after the Closing Date;

               (i) not make any distributions or dividends of Assets and Properties or securities, other than the Permitted Dividends, nor any changes to the capital structure of the Company or any Subsidiary; not agree to make or make any sales of its securities including the issuance of any additional capital stock or rights or options or contracts to acquire, or instruments convertible into, Capital Stock;

               (j) use its best efforts to maintain in full force and effect substantially the same levels of coverage as the insurance afforded under the policies listed in Schedule 2.1 (a)(xi);

               (k) neither modify, change nor terminate any of its material obligations other than in the ordinary course of business, nor grant any power of attorney with respect to the business of the Company or any Subsidiary or any of their respective Assets and Properties to any party except Purchaser;

               (l) except in the ordinary course of business, neither (a) exercise or cause or permit to be exercised any right or option under any Real Property Lease, or extend or renew any Real Property Lease; nor (b) enter into or cause or permit to be entered into any amendment, modification, extension, waiver, termination, assignment, mortgage or hypothecation of any Real Property Lease or sublet or encumber all or any portion of any leased Real Property; nor
(c) acquire or purchase or cause or permit to be acquired or purchased any interest in real property, including, without limitation, fee and leasehold interests; nor (d) sell, dispose of, transfer, mortgage, hypothecate or encumber all or any portion of the Owned Real Property or cause or permit to be done any of the forgoing; and

               (m) deliver or cause to be delivered to Purchaser a copy of any material notice related to any parcel of Real Property or any Real Property Lease.

         8.2 Approvals, Consents and Further Assurances. Each of the Shareholders shall use its best efforts to obtain or cause the Company and the Subsidiaries to obtain in writing as promptly as possible all approvals, consents and waivers required in order to effectuate the transactions contemplated hereby, and shall deliver to Purchaser copies, reasonably satisfactory in form and substance to counsel to Purchaser, of such approvals and consents.

         8.3 Access to Properties, Records, Suppliers, Agents, Etc. Each of the Shareholders shall give to Purchaser and to Purchaser's counsel, financiers, accountants, environmental consultants and other representatives access to and copies of such of the Company's and each Subsidiary's properties (including but not limited to the opportunity to conduct soil, groundwater, surface water or air sampling or monitoring), personnel, Books and Records, tax returns, contracts, commitments and records as relate to the Assets and Properties, suppliers, agents, distributors, etc. or other aspects of the business of the Company and the Subsidiaries; and shall furnish to Purchaser and such representatives all such additional instruments, contracts, documents or other written obligations (certified by officers of the Company or the Subsidiaries, if so requested) and financial and other information concerning such business, Assets and Properties, suppliers, agents, etc. as Purchaser or its representatives may from time to time request.

         8.4 Advise of Changes. If any of the Shareholders becomes aware of any fact or facts which, if known at the date hereof, would have been required to be set forth or disclosed in or pursuant to this Agreement or which, individually or in the aggregate, could materially adversely affect the Business, Assets and Properties of the Company or any Subsidiary or the Shares, such Shareholder shall promptly advise Purchaser in writing thereof.

         8.5 Conduct. Except as permitted or required hereby or as Purchaser may otherwise consent in writing, none of the Shareholders shall enter into or cause the Company or any of the Subsidiaries to enter into any transaction, or take any action or cause the Company or any of the Subsidiaries to take any action, which would result in any of the representations and warranties of Sellers contained in this Agreement not being true and correct as of the time immediately after such transaction has been entered into or such event has occurred and on the Closing Date.

         8.6 Employee Benefit Plans. Except for payment of the Company's and the Subsidiaries' obligations at the rates and at the times established immediately prior to the date of this Agreement, neither the Company nor any of the Subsidiaries shall incur any additional obligations or liabilities with respect to the compensation and benefits of its employees, consultants or independent contractors, or under the Employee Benefit Plans.

         8.7 Satisfaction of Conditions by Sellers. Each of the Shareholders hereby covenants and agrees with Purchaser that, between the date of this Agreement and the Closing Date or date of termination of this Agreement, as the case may be, it shall use its best efforts to assure that the conditions set forth in Article X hereof are satisfied by the Closing Date.

         8.8 Debt. Each of the Shareholders covenants and agrees that, as of the Closing, the Company and the Subsidiaries shall be free of all institutional debt, shareholder debt or any other debt not incurred in the ordinary course of business, other than any Notes which may be issued at the Closing pursuant to
Section 11.6 hereof, and that each Shareholder shall take or cause to be taken all steps necessary to ensure that the Company and the Subsidiaries are free from all such debt.

         8.9 IRS Form. On the Closing Date, each of Shareholder, Gestion Michel Lefort Inc. and Gestion Dominique Lefort Inc. shall deliver to Purchaser, with respect to such person, a properly prepared and duly executed Internal
Revenue Service Form W-8.

         8.10 Tax Planning and Other Matters. Each of the Shareholders covenants and agrees to provide Purchaser and its representatives with copies of all workpapers, books and records of the Company and any Subsidiary relevant to the tax and accounting consequences of the transactions described in Sections 11.7 and 11.8 of this Agreement.

                                   ARTICLE IX

                             COVENANTS OF PURCHASER

         9.1 Satisfaction of Conditions by Purchaser. Purchaser hereby covenants and agrees with the Sellers that, between the date of this Agreement and the Closing Date or date of termination of this Agreement, as the case may be, Purchaser shall use commercially reasonable efforts to cause the conditions set forth in Article XI hereof to be satisfied by the Closing Date.


                                    ARTICLE X

              CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PURCHASER

         The obligations of Purchaser pursuant to this Agreement are subject to the satisfaction at the Closing of each of the following conditions, any or all of which conditions may be waived by Purchaser in its sole discretion:

         10.1 Accuracy of Representations and Warranties. All representations and warranties made by Sellers (contained in this Agreement, any Exhibit or Schedule hereto, or any certificate or instrument delivered to Purchaser or its representatives by Sellers or any of their representatives) shall be true on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date (i.e., with respect to representations that a state of facts exists on or as of the date hereof, it is a condition that such state of facts exists on or as of the Closing Date; and with respect to a representation that a state of facts has or has not changed between a date prior to the date hereof and the date hereof, it is a condition that such state of facts has or has not changed between such prior date and the Closing Date), except as affected by transactions contemplated hereby.

         10.2 Performance of Agreements. Each of the Sellers shall have performed and complied with all covenants, obligations and agreements to be performed or complied with by it on or before the Closing Date pursuant to this Agreement.

         10.3 Litigation, Etc.

               (a) Except as set forth on Schedule 6.20 hereto, no claim, action, suit, proceeding, arbitration, investigation or hearing or note of hearing shall be pending or threatened against or affecting the Company or any of the Subsidiaries or any of their respective Assets and Properties, which (a) might result either in an action or enjoin or prevent the consummation of the transactions contemplated by this Agreement; (b) would materially adversely affect the Business or the ability of Purchaser to consummate the transactions contemplated by this Agreement or to operate the Business.

               (b) Neither the Company nor any Subsidiary shall be in violation of any law, statute, ordinance, rule, regulation or executive order, the enforcement of which would, individually or in the aggregate, materially adversely affect its Assets and Properties or the Business; or which would individually or in the aggregate, materially adversely affect the ability of Purchaser to consummate the transactions contemplated by this Agreement or to operate the Business.

               (c) No law, regulation or decree shall have been proposed, adopted or promulgated, or have become effective, the enforcement of which would materially adversely affect the ability of Purchaser to consummate the transactions contemplated by this Agreement or to operate the Business.

         10.4 Approvals and Consents. Sellers shall have obtained or shall have caused the Company and the Subsidiaries to obtain, and Purchaser shall have received copies of, all of the approvals and consents referred to in Section 8.2, each of which approvals and consents shall be in full force and effect and reasonably satisfactory in form and substance to Purchaser and its counsel.

         10.5 Officer's Certificate. Purchaser shall have received an accurate certificate of the Sellers, dated the Closing Date, satisfactory in form and substance to Purchaser and its counsel, certifying (a) as to the fulfillment of the matters specified in Sections 10.1 through 10.3, (b) any changes that Purchaser is required to be notified of pursuant to Section 8.4, or that previously had not been disclosed to Purchaser, and (c) stating, among other things, that Sellers are not aware of any material omissions or facts that would materially alter any of the Financial Statements, nor are they aware of any facts or factors that are reasonably likely to occur, or if known to other parties, that could have a material adverse effect on the financial condition, business, operations, Assets and Properties, liabilities, management or prospects of the Company or any of the Subsidiaries.

         10.6 Good Standing Certificate. Purchaser shall have received certificates of compliance and of good standing in respect of the Company and each of its Subsidiaries.

         10.7 No Material Adverse Change. There shall have been no material adverse changes in the financial condition, business, operations, assets, liabilities, management or prospects of the Business, the Company or any of the Subsidiaries.

         10.8 Actions, Proceedings, Etc. All actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement shall have been completed.

         10.9 Opinion of Counsel to Sellers. Purchaser shall have received an opinion of counsel to Sellers, addressed to Purchaser, dated the Closing Date, satisfactory in form and substance to Purchaser and its counsel.

         10.10 Licenses, Permits, Consents, Etc. Purchaser shall have received evidence, in form and substance reasonably satisfactory to counsel for Purchaser, that such licenses, permits, consents, approvals, authorizations or orders of governmental authorities as are necessary to the consummation of the transactions contemplated by this Agreement and the continued operation of the business of the Company and the Subsidiaries have been obtained.

         10.11 Documentation of Rights. Sellers, the Company and the Subsidiaries shall have delivered to Purchaser true and complete copies of all of the documentation held by the Company and the Subsidiaries relating to all Intellectual Property set forth on Schedule 6.7 hereto.

         10.12 Employment Agreements. Purchaser shall have entered into an Employment Agreement with Mr. Lefort and with each of those employees of the Company whose names appear on Schedule 10.12 hereto, contingent upon the agreement of such persons (the "Employees").

         10.13 Non-Compete Agreements. Each of Jacques Lefort, Serge Gosselin and Robert Martin shall have entered into a Non-compete Agreement in favor of the Purchaser and its Affiliates (including, without limitation, the Company and its Subsidiaries) in substantially the form attached hereto as Exhibit C.

         10.14 Real Property Matters. (a) Sellers shall have paid all applicable real property transfer, documentary stamp and similar taxes (and Sellers shall have properly executed all forms and returns required in connection therewith) in connection with transactions contemplated hereby.

               (b) Purchaser shall have received a consent to the transactions contemplated hereby from each landlord under a Real Property Lease, if required.

               (c) If prior to the Closing any portion of any Leased Real Property shall be taken (or any public announcement shall be made of an intent to take) by condemnation or eminent domain or shall be damaged or destroyed by fire or other casualty, Purchaser shall have the right to cancel this Agreement by giving notice to Sellers within 15 days following notice of the taking or fire or other casualty. Sellers and Purchaser waive the provisions of any applicable law governing the subject matter of this Section, and agree that their respective rights in the event of a taking or damage or destruction shall be governed by this Section. If Purchaser shall not cancel this Agreement, all insurance proceeds and condemnation awards shall be paid (or, if not then collected, assigned) to Purchaser at the Closing.

         10.15 Balance Sheets. Purchaser shall have received from the Sellers correct and complete copies of the 2000 Balance Sheet and the Estimated Closing Financial Statements.

         10.16 Due Diligence. Purchaser shall have completed its business, legal, environmental, tax, financial and other due diligence review of the Company, each Subsidiary thereof and the Business, and there shall be no material adverse change from the position of the Business and the Company and its Subsidiaries from that reflected in the due diligence materials supplied to Purchaser prior to the execution of this Agreement.

         10.17 Insurance. The Sellers shall have cooperated with the Purchaser to obtain product liability insurance effective as of the Closing Date, which insurance shall be satisfactory in form and substance to Purchaser and with coverage amounts and deductibles reasonable in relation to the risks faced by companies engaged in a similar business to that of the Company, and which insurance shall have been obtained as of the Closing Date. All product liability insurance policies shall name Purchaser, its successors and assigns as additional named insured.

         10.18 Airborne Closing. The closing of the transactions contemplated by the Airborne Purchase Agreement shall have occurred.


                                   ARTICLE XI

                     CONDITIONS PRECEDENT TO THE OBLIGATIONS
                                   OF SELLERS

         The obligations of each of the Sellers under this Agreement are subject to the satisfaction at the Closing of each of the following conditions:

         11.1 Accuracy of Representations and Warranties. All representations and warranties by Purchaser in this Agreement shall be true as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

         11.2 Performance of Agreements. Purchaser shall have performed and complied in all material respects with all covenants, obligations and agreements to be performed or complied with by it on or before the Closing Date pursuant to this Agreement.

         11.3 No Injunction. No third party injunction, stay or restraining order shall be in effect prohibiting the consummation of the transactions contemplated hereby.

         11.4 Opinion of Counsel to Purchaser. Sellers shall have received an opinion of counsel to Purchaser, addressed to Sellers, dated as of the Closing Date, satisfactory in form and substance to Sellers and their counsel.

         11.5 Employment Mreements. Purchaser shall have entered into an Employment Agreement with Mr. Lefort and the Employees.

         11.6 Permitted Dividends. Each of the Sellers shall have received as dividends or bonuses from the Company its pro rata share of the Company's net earnings for the period from January 1, 2000 to the Closing Date (the "Permitted Dividends"). In the event that the Company shall have had insufficient cash to pay all or part of the Permitted Dividends prior to the Closing Date, each Seller shall receive at the Closing a six-month promissory note (each, a "Note" and collectively, the "Notes") from the Company in the amount of such Seller's pro rata portion of the amount of Permitted Dividends owed, as reflected on the Estimated Closing Financial Statements. The Notes shall bear interest at the rate of 8% per annum and shall be satisfactory in form and substance to Purchaser, Sellers, and their respective counsel. Any amounts owed to Sellers or any Seller under any Notes issued pursuant to this Section 11.6 shall be subject to offset and reduction by the Purchaser as described in Section 12.6 hereof.

         11.7 Safe Income. Prior to the Closing Date, the Sellers will be permitted to effect paid-up capital increases up to the amount of retained earnings as of the Closing Date.

         11.8 Redemption of Certain Shares. Prior to the Closing Arell will redeem an aggregate of 553,243 Class N shares and 2 Class K shares for a total consideration of C$685,049.00 from certain of its shareholders as follows: (i) 306,625 Class N shares and 2 Class K shares from Gestion Jacques Lefort Inc.,
(ii) 68,505 Class N shares from Gestion Michel Lefort Inc., (iii) 68,505 Class N shares from Gestion Dominique Lefort Inc. and (iv) 109,608 Class N shares from 9070-4248 Quebec Inc. This redemption shall have no effect on the Purchase Price and the value of the remaining shares of capital stock of the Company issued and outstanding and held by the Sellers shall be increased by the amount of C$685,049.00.


                                   ARTICLE XII

                    SURVIVAL OF REPRESENTATIONS, WARRANTIES,
                    COVENANTS AND AGREEMENTS; INDEMNIFICATION

         12.1 Survival. The representations, warranties, covenants and agreements set forth in this Agreement, in any Exhibit or Schedule hereto and in any certificate or instrument delivered in connection herewith shall survive for a period of two (2) years after the Closing Date and shall thereupon terminate and expire and shall be of no force or effect thereafter, except (i) with respect to any claim, written notice of which shall have been delivered to Purchaser, on the one hand, or the Shareholders, on the other hand, as the case may be, such claim shall survive the termination of such period and shall survive for as long as such claim is unsettled, and (ii) with respect to any litigation which shall have been commenced to resolve such claim on or prior to such date. Notwithstanding the foregoing, with respect to (i) Taxes and Employee Benefit Plans, the period shall be the applicable statute of limitations, (ii) customer claims and any environmental matters, the period shall be five (5) years and (iii) the representations and warranties contained in Sections 5.1, 5.2, 5.3, 6.1 and 6.2, the period shall be indefinite.

         12.2 Indemnification by the Shareholders and the Company. Each of the Shareholders and the Company hereby covenants and agrees with Purchaser that, regardless of any investigation made at any time by or on behalf of Purchaser or any information Purchaser may have and, regardless of the Closing hereunder, prior to the Closing each of the Shareholders and the Company shall, solidarily and jointly and severally, and, following the Closing each of the Shareholders shall, solidarily and jointly and severally, indemnify Purchaser and its respective directors, officers, employees and Affiliates of Purchaser, and each of their successors and assigns (collectively, the "Purchaser Indemnitees"), and hold them harmless from, against and in respect of any and all Losses suffered, incurred or sustained by any of them resulting from (i) any misrepresentation, breach of warranty or nonfulfillment of any agreement, covenant or obligation by the Sellers or the Company made in this Agreement (including without limitation any Exhibit or Schedule hereto and any certificate or instrument delivered in connection herewith), (ii) the transactions contemplated by Sections 11.7 of this Agreement and (iii) (A) the presence, Release or threatened Release, of any Hazardous Materials existing as of or prior to the Closing Date at, from, in, to, on, or under any Site; (B) the transportation, treatment, storage, handling, or disposal or arrangement for transportation, treatment, storage, handling or disposal of any Hazardous Materials by or on behalf of the Company or any Subsidiary, any predecessors of the Company or any Subsidiary or any entities previously owned by the Company or any Subsidiary at or to any off-Site location prior to the Closing Date; or (C) any violation of Environmental Law by the Company or any Subsidiary prior to the Closing Date.

         12.3 Indemnification by Purchaser. Subject to the limitations set forth in Section 12.1, Purchaser hereby covenants and agrees with Sellers and the Company that Purchaser shall indemnify Sellers and the Company and hold each of them harmless from, against and in respect of any and all Losses suffered, incurred or sustained by any of them resulting, from any misrepresentation, breach of warranty or the nonfulfillment of any agreement, covenant or obligation by Purchaser made in this Agreement (including without limitation any Exhibit or Schedule hereto and any certificate or instrument delivered in connection herewith).

         12.4 Method of Asserting Claims. All claims for indemnification by any Indemnified Party under Section 12.2 or 12.3 will be asserted and resolved as follows:

               (a) In order for an Indemnified Party to be entitled to any indemnification provided for under Section 12.2 or 12.3 in respect of, arising out of or involving a claim or demand made by any person not a party to this Agreement against the Indemnified Party (a "Third Party Claim"), the Indemnified Party must deliver a Claim Notice to the Indemnifying Party within thirty (30) Business Days after receipt by such Indemnified Party of written notice of the Third Party Claim; provided, however, that failure to give such Claim Notice shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure.

               (b) If a Third Party Claim is made against an Indemnified Party, the Indemnifying Party shall be entitled to participate in the defense thereof and, if it so chooses, to assume and control the defense thereof with counsel selected by the Indemnifying Party, which counsel must be reasonably satisfactory to the Indemnified Party. Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party shall not be liable to the Indemnified Party for legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof, but shall continue to pay for any expenses of investigation or any Loss suffered. If the Indemnifying Party assumes such defense, the Indemnified Party shall have the right to participate in (but not control) the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party. If (i) the Indemnifying Party shall not assume the defense of a Third Party Claim with counsel satisfactory to the Indemnified Party within five (5) Business Days of any Claim Notice, (ii) legal counsel for the Indemnified Party notifies the Indemnifying Party that there are or may be legal defenses available to the Indemnified Party or to other Indemnified Parties which are different from or additional to those available to the Indemnifying Party, which, if the Indemnified Party and the Indemnifying Party were to be represented by the same counsel, would constitute a conflict of interest for such counsel or prejudice prosecution of the defenses available to such Indemnified Party, or (iii) the Indemnifying Party shall assume the defense of a Third Party Claim and fail to diligently prosecute such defense, then in each such case the Indemnified Party, by notice to the Indemnifying Party, may employ its own counsel and control the defense of the Third Party Claim and the Indemnifying Party shall be liable for the reasonable fees, charges and disbursements of counsel employed by the Indemnified Party, and the Indemnified Party shall be promptly reimbursed for any such fees, charges and disbursements, as and when incurred. Whether the Indemnifying Party or the Indemnified Party controls the defense of any Third Party Claim, the parties hereto shall cooperate in the defense thereof. Such cooperation shall include the retention and provision to the counsel of the controlling party of records and information which are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Indemnifying Party shall have the right to settle, compromise or discharge a Third Party Claim (other than any such Third Party Claim in which criminal conduct is alleged) without the Indemnified Party's consent if such settlement, compromise or discharge (A) constitutes a complete and unconditional discharge and release of the Indemnified Party and (B) provides for no relief other than the payment of monetary damages and such monetary damages are paid in full by the Indemnifying Party.

               (c) In the event any Indemnified Party shall have a claim under
Section 12.2 or 12.3 against any Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver an Indemnity Notice with reasonable promptness to the Indemnifying Party. The failure by any Indemnified Party to give the Indemnity Notice shall not impair such party's rights hereunder except to the extent that an Indemnifying Party demonstrates that it has been materially prejudiced thereby. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Indemnity Dispute Period whether the Indemnifying Party disputes the claim described in such Indemnity Notice, the Loss in the amount specified in the Indemnity Notice will be conclusively deemed a Liability of the

Indemnifying Party under Section 12.2 or 12.3 and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Indemnity Resolution Period, such dispute shall be resolved by litigation in a court of competent jurisdiction.

               (d) The rights accorded to Indemnified Parties hereunder shall be in addition to any rights that any Indemnified Party may have at law or in equity, under federal and state securities laws, by separate agreement or otherwise.

         12.5 Limits on Indemnification. No indemnification shall be payable under this Article XII by the Shareholders and the Company, or Purchaser, as the case may be, unless and until the amount of all claims for indemnification against the Shareholders and the Company, or Purchaser, as the case may be, exceeds two hundred thousand Canadian Dollars (C$200,000) in the aggregate, whereupon indemnification by the Shareholders and the Company, or Purchaser, as the case may be, shall be payable for such amounts exceeding, in the aggregate, C$200,000.

         12.6 Offset. Any indemnification of the Purchaser Indemnitees may, but is not required to, be effected by one or more offsets ("Offsets") of (i) any Contingent Consideration payable to Sellers or any Seller pursuant to Section
3.5 hereof and (ii) any amounts payable to Sellers or any Seller under any Notes issued pursuant to Section 11.6 hereof; provided, however, that the remedies available to any Purchaser Indemnitee pursuant to this Article XII shall in no way be limited to such right of offset and the Purchaser Indemnitees shall have all other rights and remedies available, now or hereafter, at law or in equity or otherwise. It is understood and agreed that the Purchaser may take such Offsets with respect to any Loss alleged in good faith to arise from any claim for indemnification (including contingent claims or claims not yet fixed in amount or matured) made by any Purchaser Indemnitee pursuant to this Article XII.

         12.7 Subrogation. If any Indemnified Party receives payment or other indemnification from any Indemnifying Party hereunder, the Indemnifying Party shall be subrogated to the extent of such payment or indemnification to all rights in respect of the subject matter of such claim to which the Indemnified Party may be entitled, to institute appropriate action for the recovery thereof, and the Indemnified Party agrees reasonably to assist and cooperate with the Indemnifying Party at no expense to the Indemnified Party in enforcing such rights.

         12.8 Indemnity Payment. Any indemnity payment under this Agreement shall be treated by the parties hereto as an adjustment to the Purchase Price for Tax purposes.

                                  ARTICLE XIII

                                   TAX MATTERS

         13.l Tax Agreements. All Tax sharing agreements or similar agreements with respect to or involving the Company and the Subsidiaries shall be terminated as of the Closing Date and, after the Closing Date, the Company and the Subsidiaries shall not be bound thereby or have any liability thereunder.

         13.2 Transfer Taxes. Sellers agree to assume liability for and to pay all sales, use, value added, transfer, documentary stamp, registration, real property transfer, recording or gains and similar Taxes and fees incurred as a result of the transactions contemplated hereby, if any. Sellers and Purchaser agree to cooperate in good faith with each other, and to use their commercially reasonable efforts, to minimize such Taxes.


                                   ARTICLE XIV

                                  MISCELLANEOUS

         14.1 Expenses. Except as and to the extent otherwise provided in this Agreement, whether or not the transactions contemplated by this Agreement are consummated, Sellers, on the one hand, and Purchaser, on the other hand, shall each pay their own respective expenses and the fees and expenses of their respective counsel and other experts.

         14.2 Termination. (a) This Agreement may be terminated, and the transactions contemplated hereby may be abandoned:

                      (i) at any time before the Closing, by mutual written consent of Purchaser and the Sellers;

                      (ii) at any time after the close of business on June 5, 2000, by the Purchaser, on the one hand, or the Sellers, on the other hand, upon notification of the non-terminating party by the terminating party if the Closing shall not have occurred on or before such date and such failure to consummate is not caused by a breach of this Agreement by the terminating party;

                      (iii) at any time before the Closing, in the event that Purchaser shall have delivered written notice to Sellers that it has elected to terminate the Agreement; or

                      (iv) at any time before the Closing, by the Purchaser, on the one hand, or the Sellers, on the other hand, (A) in the event of a material breach hereof by the non-terminating party if such non-terminating party fails to cure such breach within five (5)

        Business Days following notification thereof by the terminating party or
        (B) upon notification of the non-terminating party by the terminating party that the satisfaction of any condition to the terminating party's obligations under this Agreement becomes impossible or impracticable with the use of commercially reasonable efforts if the failure of such condition to be satisfied is not caused by a breach hereof by the terminating party.

               (b) If this Agreement is validly terminated pursuant to Section 14.2(a), this Agreement will forthwith become null and void, and there will be no liability or obligation on the part of the Purchaser, the Sellers, or any of their respective Affiliates (or any of the direct or indirect stockholders, officers, directors, employees or agents of the Purchaser, the Sellers or such Affiliates), except that the provisions of the next succeeding sentence and this
Article XIV will continue to apply following any such termination. In the event that this Agreement is terminated pursuant to Section 14.2(a)(iii), Purchaser shall, as liquidated damages and not as penalty, pay to Sellers within ten days following such termination by wire transfer of immediately available funds the amount of C$305,OOO. The parties agree that such amount is reasonable under all circumstances existing at the time of execution of this Agreement, and represents a genuine and reasonable attempt by the parties to pre-estimate the loss which would flow from such termination.

         14.3 Waivers. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein or in any other documents. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach. Any party hereto may, at or before the Closing, waive any conditions to its obligations hereunder which are not fulfilled.

         14.4 Binding Effect; Benefits. This Agreement shall inure to the benefit of the parties hereto and shall be binding upon the parties hereto and their respective successors and assigns. Except as otherwise set forth herein, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

         14.5 Assignment. No party to this Agreement may assign its rights or obligations hereunder without the prior written consent of all of the other parties; provided, however, that Purchaser may assign this Agreement and all of its rights and obligations hereunder to any affiliate or subsidiary of Purchaser (now or hereafter organized) without the consent of Sellers; provided, further, that any such assignee agrees in writing to be bound by all of the terms, conditions and provisions hereof and that, unless Sellers otherwise consent, Purchaser remains fully liable hereunder.

         14.6 Notices. All notices, requests, demands and other communications which are required to be or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or upon receipt when transmitted by facsimile or telex or after dispatch by certified or registered first class mail, postage prepaid, return receipt requested, to the party to whom the same is so given or made:

        If to Purchaser, to:

        Joseph Cappuccio
        Standard Automotive Corporation
        280 Park Avenue
        New York, New York 10017
        Fax: 212-818-9277

        With a copy to:

        David Nichols, Jr.
        Morgan, Lewis & Bockius LLP
        101 Park Avenue
        New York, New York 10178
        Fax: 212-309-6273

        If to Sellers, to:

        Jacques Lefort
        Atelier D'Usinage Arell Ltee
        8121 Jarry East
        Anjou QC H1J lH6
        Fax: 514-352-9820

        With a copy to:

        Marc Bernard
        Bernard, Cimone, Brassard
        101 Rolland-Therein Blvd.
        Suite 200
        Longueuil QC J4H 4B9
        Fax: 450-670-0673

         14.7 Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) constitutes the entire agreement and supersede all prior agreements and understandings, oral and written, among the parties hereto with respect to the subject matter hereof and supersede all prior agreements, representations, warranties, statements, promises and understandings, whether written or oral, with respect to the subject matter hereof. No party hereto shall be bound by or charged with any written or oral arguments, representations, warranties, statements, promises or understandings no specifically set forth in this Agreement or in any Exhibit or Schedule hereto, or in certificates and instruments to be delivered pursuant hereto on or before the Closing.

         14.8 Headings; Certain Terms. The section and other headings contained in this Agreement are for reference purposes only and shall not be deemed to be a part of this Agreement or to affect the meaning or interpretation of this Agreement. As used in this Agreement, the term "including" means "including, but not limited to" unless otherwise specified; the word "or" means "and/or," and the word "person" means and refers to any individual, corporation, trust, partnership, joint venture, government or governmental authority, or any other entity; and the plural and singular forms are used interchangeably.

         14.9 Arbitration of Claims. (a) Any dispute, claim, controversy or difference between or among the parties arising out of this Agreement or the transactions contemplated hereby (a "Dispute"), including without limitation any dispute between an Indemnified Party and any Indemnifying Party under Article XII, which the parties are unable to resolve themselves shall be submitted to and resolved by arbitration as herein provided:

               (b) A party demanding arbitration under this Agreement (an "Initiating Party") shall initiate such arbitration by delivering written notice (the "Arbitration Notice") to the party with whom arbitration is sought. Any Arbitration Notice shall contain a statement setting forth the nature of the Dispute, the amount involved, if any, and the remedy sought.

               (c) Any Dispute subject to arbitration shall be arbitrated in New York, New York under the commercial rules then in effect of the American Arbitration Association (the "AAA"). Each party to such arbitration agrees that any award of the arbitrator shall be final, conclusive and binding and that they will not contest any action by any other party thereto in accordance with an award of the arbitrator. It is specifically understood and agreed that any party may enforce any award rendered pursuant to the arbitration provisions of this
Section 14.9 by bringing suit in any court of competent jurisdiction. The Initiating Party shall request the AAA to designate one arbitrator who shall be qualified as an arbitrator under the standards of the AAA and who is not affiliated with any party in interest to such arbitration and who has substantial professional experience with regard to corporate legal matters. The arbitrator shall consider the dispute at issue at a mutually agreed upon time within thirty (30) days (or such longer period as may be acceptable to the parties or as directed by the arbitrator) of the designation of the arbitrator. The arbitration proceeding shall include an opportunity for the parties to conduct discovery in advance of the proceeding. Notwithstanding the foregoing, the parties agree that they will attempt, and they intend that they and the arbitrator should use their best efforts in that attempt, to conclude the arbitration proceeding and have a final decision from the arbitrator within forty-five (45) days from the date of selection of the arbitrator; provided, however, that the arbitrator shall be entitled to extend such 45-day period for a total of two forty-five (45) day periods. The arbitrator shall immediately deliver a written report with respect to the dispute to each of the parties who shall promptly act in accordance therewith.

               (d) All fees, costs and expenses (including reasonable attorneys' fees and expenses) incurred by the party that prevails in any such arbitration commenced pursuant to this Section 14.9, or any judicial action or proceeding seeking to enforce the agreement to arbitrate disputes as set forth in this
Section 14.9 or seeking to enforce any order or award of any arbitration commenced pursuant to this Section 14.9 may be assessed against the party or parties that do not prevail in such arbitration in such manner as the arbitrator or the court in such judicial action, as the case may be, may determine to be appropriate under the circumstances. All costs and expenses attributable to the arbitrator shall be allocated among the parties to the arbitration in such manner as the arbitrator shall determine to be appropriate under the circumstances.

               (e) Notwithstanding the foregoing, it is hereby agreed that no arbitrator shall have any power to add to, alter or modify the terms and conditions of this Agreement or any other agreement executed and delivered in connection herewith or to decide any issue which does not arise from the interpretation or application of the provisions of this Agreement.

         14.10 Return of Information. In the event the transactions contemplated hereby are not consummated, the Purchaser, on the one hand, and the Sellers, on the other hand, will, upon request, and will cause its Affiliates and their respective agents and representatives to, promptly return or cause to be returned or certify the destruction of all copies of confidential documents and information furnished by the other in connection with this Agreement or the transactions contemplated hereby and destroy or cause to be destroyed all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon prepared by the party furnished such documents and information or its representatives.

         14.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which when executed, shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

         14.12 Governing Law. This Agreement shall be construed in accordance with the laws of Canada and the Province of Quebec, without giving effect to the choice of law principles thereof.

         14.13 Severability. If any term or provision of this Agreement shall to any extent be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby, and each term and provision of the agreement shall be valid and enforced to the fullest extent permitted by law.

         14.14 Amendments. This Agreement may not be modified or changed except by an instrument or instruments in writing signed by the party or parties against whom enforcement of any such modification or amendment is sought.

         14.15 Section References. All references contained in this Agreement to any section number are references to sections of this Agreement unless otherwise specifically stated.

                                                                       EXHIBIT A

                          FORM OF EMPLOYMENT AGREEMENT

      This Agreement (the "Agreement") is made as of [          ], 2000 by
[          ], a [        ] corporation (the "Company"), and [        ]
(the "Employee").

                                R E C I T A L S:

        The Company desires to employ the Employee in the capacity and on the terms and conditions set forth herein, and the Employee desires to be employed by the Company on the terms and conditions set forth herein.

        In consideration of the premises hereof and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

               1. Employment. The Company agrees to employ the Employee during the Term specified in paragraph 2 hereof and the Employee agrees to accept such employment, upon the terms and conditions hereinafter set forth.

               2. Term. Subject to the terms and conditions of this Agreement, the Employee's employment by the Company shall be for a term commencing on the
date hereof and expiring on the close of business on [      ] (the "Initial
Term"); provided, that the term of the Employee's employment by the Company shall continue thereafter unless and until either party shall give to the other at least thirty (30) days' advance written notice ("Notice of Termination") of expiration of the term (the Initial Term and the period, if any, thereafter, during which the Employee's employment shall continue are collectively referred to as the "Term"). Such Notice of Termination shall specify the date of expiration (which, subject to paragraph 6 hereof, may not be earlier than the end of the Initial Term). The Company shall have the right at any time during any such 30 day notice period to relieve the Employee of his office, duties and responsibilities and to place him on a paid leave-of absence status; provided, that during such notice period the Employee shall remain an employee of the Company and shall continue to receive his salary and other benefits as provided in this Agreement.

               3.     Duties and Responsibilities.
               (a) Employee shall initially serve as [         ] of the Company
with day to day responsibility and authority for management of the Company's business and affairs, including without limitation, the operation of the
Company's office/facility located in [           ], subject to the direction of
the Board of Directors ("Board") of the Company.

               (b) Subject to the authority of the Board to modify the duties and responsibilities of Employee, Employee's powers, duties and responsibilities shall initially consist of such powers, duties and responsibilities reasonably
associated with the position of [          ] of a Company of the size and nature
of the Company which is part of a conglomerate. The Employee shall report to the Board at such time and in such detail as the Board shall reasonably require. Notwithstanding anything contained herein to the contrary, the Employee shall not be required to perform any act which would constitute or require the violation of any federal or provincial law, rule, regulation, ordinance or the like.

               (c) The Employee shall devote not less than forty (40) hours per week to carrying out his duties hereunder and to the business of the Company, and during the Term the Employee agrees that he will (i) devote his best efforts and all his skill and ability to the performance of his duties hereunder;
(ii) carry out his duties in a competent and professional manner; and (iii) generally promote the interests of the Company. During the Term it shall not be a violation of this Agreement for the Employee to serve on civic or charitable boards or committees, to perform speaking engagements, or to manage his personal passive investments, so long as such activities (individually or collectively) do not interfere with the performance of the Employee's responsibilities as an employee of the Company.

               (d) In addition to such services as Employee is required to render to the Company, from time to time, if requested, he shall render similar services to affiliates of the Company.

               (e) The Employee's services initially shall be performed at [   ]
subject to necessary travel requirements of the Company.

               4.     Compensation; Bonus.

               (a) As compensation for services hereunder and in consideration of his agreement not to compete as set forth in paragraph 8 hereof, the Company
shall pay the Employee a base salary at the annual rate of [$       ]. Such base
salary shall be paid in equal installments in accordance with the normal payroll policies of the Company, but no less frequently than bi-weekly.

               (b) Employee shall be eligible to receive such raises and cash or stock bonuses as the Board shall in its sole discretion, from time to time, determine.

               5.     Expenses; Fringe Benefits.

               (a) The Company agrees to pay or to reimburse the Employee during the Term for all reasonable, ordinary and necessary business expenses incurred in the performance of his services hereunder in accordance with the policies of the Company as are from time to time in effect. The Employee, as a condition to obtaining such payment or reimbursement, shall provide to the Company any and all statements, bills or receipts evidencing the travel or out-of-pocket expenses for which the Employee seeks payment or reimbursement, and any other information or materials required by such Company policy or as the Company may otherwise from time to time reasonably require.

               (b) During the Term the Employee and, to the extent eligible, his dependents, shall be entitled to participate in and receive all benefits under any welfare benefit plans and programs provided by the Company (including without limitation, medical, dental, disability, group life (including accidental death and dismemberment) and business travel insurance plans and programs) applicable generally to the employees of the Company, subject, however, to the generally applicable eligibility and other provisions of the various plans and programs in effect from time to time.

               (c) During the Term the Employee shall be entitled to participate in all retirement plans and programs (including without limitation any profit sharing/40 1(k) plan) applicable generally to the employees of the Company, subject, however, to generally applicable eligibility and other provisions of the various plans and programs in effect from time to time. In addition, during the Term the Employee shall be entitled to receive fringe benefits and perquisites in accordance with the plans, practices, programs and policies of the Company from time to time in effect, available generally to the executive officers of the Company and consistent with the generally applicable guidelines determined by the Board.

               (d) The Employee shall be entitled to as many vacation days, holidays, sick days and personal days as are in accordance with the Company's policy then in effect for its employees generally, upon such terms as may be provided of general application to all employees of the Company.

               6.     Termination.

        The Company shall have the right to terminate the Employee's employment with the Company at any time during the Term with or without "Cause"; provided, that any termination by the Company for Cause shall be communicated by the Company to the Employee in writing indicating the basis for termination. (The effective date of the Employee's termination of employment with ihe Company, regardless of the reason, is referred to as the "Date of Termination"). For purposes of this Agreement, the term "Cause" shall be limited to the following grounds:

               (i) The Employee's failure or refusal to perform his material duties and responsibilities (other than any such failure resulting from Employee's disability or death which are governed by paragraph 7) or his repeated failure or refusal to follow lawful directives of the Company;

               (ii) The willful misappropriation by Employee of the funds or property of the Company;

               (iii) The commission by the Employee of any willful or intentional act which injures the reputation, business or business relationships of the Company, including, without limitation indictment or its equivalent for any crime constituting a felony or involving theft, dishonesty or moral turpitude;

               (iv) Habitual use of alcohol interfering with the performance of the Employee's obligations under this Agreement, or use of illegal drug(s);

               (v) Any breach by the Employee (not covered by any of clauses (i) through (iv) and other than in connection with the death or disability of Employee as set forth in paragraph 7) of any material provision of this Agreement.

        Upon the termination of the Employee's employment with the Company for Cause, the Company shall pay the Employee, subject to appropriate offsets (only as permitted by applicable law) for debts or money due to the Company, including without limitation personal loans to the Employee and travel advances (such permissible offsets, an "Offset"), his salary compensation only through, and any unpaid reimbursable expenses outstanding as of, the Date of Termination. Any benefits to which Employee or his beneficiaries may be entitled under the plans and programs described in paragraphs 5(b) and (c) hereof as of his Date of Termination shall be determined in accordance with the terms of such plans and programs. Except as provided in this subparagraph, in connection with the Employee's termination by the Company for Cause, the Company shall have no further liability to the Employee or the Employee's heirs, beneficiaries or estate for damages, compensation, benefits, indemnities or other amounts of whatever nature.

        Upon the termination of the Employee's employment with the Company without Cause, the Company shall pay the Employee as severance pay hereunder, subject to appropriate Offset and subject to the last sentence in this paragraph, (i) if such termination occurs during the Initial Term, an amount equal to the lesser of the Employee's one year's salary or salary through the last day of the Initial Term, or (ii) if such termination occurs subsequent to the Initial Term, in accordance with Section 2 hereof Any benefits to which Employee or his beneficiaries may be entitled under the plans and programs described in paragraphs 5(b) and (c) hereof as of his Date of Termination shall be determined in accordance with the terms of such plans and programs. Except as provided in this subparagraph, in connection with the Employee's termination by the Company without Cause, the Company shall have no further liability to the Employee or the Employee's heirs, beneficiaries or estate for damages, compensation, benefits, indemnities or other amount of whatever nature. As a condition to receiving any severance pay under this paragraph, the Employee shall enter into an effective general release and waiver agreement, in form and substance mutually acceptable to the Employee and the Company, which agreement shall waive and release the Company and its subsidiaries and affiliates (including current and former employees and directors in their individual and corporate capacities) from any and all claims and damages which the Employee may have against the released parties.

               7.     Disability; Death.

               (a) In the event the Employee shall be unable to perform the essential functions of his duties hereunder by virtue of illness or physical or mental incapacity or disability (from any cause or causes whatsoever) in substantially the manner and to the extent performed prior to the commencement of such disability (all such causes being referred to as "disability") and the Employee shall fail to perform such duties for periods aggregating ninety (90) days (inclusive of non-business days), whether or not continuous, in any continuous period of one hundred and eighty (180) days, the Company shall have the right to terminate the Employee's employment hereunder as at the end of any calendar month during the continuance of such disability upon at least ten (10) days prior written notice to him. In the event of termination under this paragraph 7(a), the Employee shall be entitled to receive when otherwise payable, subject to any Offsets, all salary compensation earned but unpaid as of the Date of Termination and any unpaid reimbursable expenses outstanding as of such date; and any benefits to which the Employee or his beneficiaries may be entitled under the plans and programs described in paragraphs 5(b) and (c) hereof as of such Date of Termination shall be determined in accordance with the terms of such plans and programs.

               (b) The employment of the Employee with the Company shall terminate on the date of the Employee's death and in such event the Employee's estate shall be entitled to receive when otherwise payable, subject to any Offsets, all salary compensation earned but unpaid as of the date of his death and any unpaid reimbursable expenses outstanding as of such date. In the event of the Employee's death, any benefits to which the Employee or his beneficiaries may be entitled under the plans and programs described in paragraphs 5(b) and
(c) hereof shall be determined in accordance with the terms of such plans and programs.

               (c) Except as provided in paragraphs 7(a) and (b) hereof, in the event of the Employee's termination due to disability or death, the Company shall have no further liability to the Employee or the Employee's heirs, beneficiaries or estate for damages, compensation, benefits, indemnities or other amounts of whatever nature.

               8. Non-Competition. The Employee agrees that his services to the Company are of a special, unique, extraordinary and intellectual character, and his position with the Company places him in a position of confidence and trust with the employees and customers of the Company and its affiliates. Consequently, the Employee agrees that it is reasonable and necessary for the protection of the goodwill, intellectual property, trade secrets, designs, proprietary information and business of the Company that the Employee make the covenants contained herein. Accordingly, the Employee agrees that, during the period of the Employee's employment hereunder and for the period of one(l) year immediately following the termination of his employment hereunder for any reason or expiration of this Agreement, he shall not, directly or indirectly:

               (i) own, operate, manage or be employed by or affiliated with any
person or entity that engages in any business then being engaged in by [       ]
or its subsidiaries or affiliates, including the Company (collectively,
"[       ]"), in the Province of Quebec, the Province of Ontario, and the State
of New York; or

               (ii) attempt in any manner to solicit from any customer or
supplier business of the type performed for or by [     ] or persuade any
customer or supplier of [     ] to cease to do business or to reduce the amount
of business which any such customer or supplier has customarily done or
contemplates doing with the [     ], whether or not the relationship between
[     ] and such customer or supplier was originally established in whole or in part, through his efforts; or

               (iii) employ as an employee or retain as a consultant, or persuade or attempt to persuade any person who is at the Date of Termination or at any time during the preceding year was, or in the six (6) months following
such termination becomes, an employee of or exclusive consultant to [     ] to
leave [     ] or to become employed as an employee or retained as a consultant
by anyone other than [     ].

        As used in this paragraph 8, the term: "customer" and "supplier" shall
mean any person or entity that is a customer or supplier of [     ] at the Date
of Termination, or at any time during the preceding year was, or in the six (6)
months following such termination becomes, a customer or supplier of [      ],
or if the Employee's employment shall not have terminated, at the time of the alleged prohibited conduct.

               9. Confidential Information. The Employee recognizes that it is
in the legitimate business interest of the [     ] to restrict his disclosure or
use of Trade Secrets and Confidential Information relating to [     ] for any
purpose other than in connection with the performance of his duties to [     ],
and to limit any potential appropriation of such Trade Secrets and Confidential Information by Employee. Employee therefore agrees that all Trade Secrets and
Confidential Information relating to [     ] heretofore or in the future
obtained by Employee shall be considered confidential and the proprietary
information of [     ]. During the Employment Period Employee shall not use or
disclose, or authorize any other person or entity to use or disclose, any Trade Secrets or other Confidential Information, other than as necessary to further
the business objectives of [     ] in accordance with the terms of his
employment hereunder. The term "Trade Secrets or other Confidential Information" includes, by way of example and without limitation, matters of a technical nature, such as scientific, trade and engineering secrets, "know-how", formulas, secret processes, drawings, works of authorship, machines, inventions, computer programs (including documentation of such programs), services, materials, patent applications, new product plans, other plans, technical information, technical improvements, techniques, specifications, and test data, progress reports and research projects, and matters of a business nature, such as business plans, prospects, financial information, proprietary information about costs, profits,
markets, sales, lists of customers and suppliers of [     ], procurement and
promotional information, credit and financial data concerning customers or
suppliers of [     ], information relating to the management, operation and
planning of [     ], and other information of a similar nature to the extent not available to the public, and plans for future development. After termination of
Employee's employment with [     ] for any reason, Employee shall not use or
disclose Trade Secrets or other Confidential Information at any time in perpetuity.

               10. Return of Documents and Property. Upon the termination of
Employee's employment with [     ], or at any time upon the request of [     ],
Employee (or his heirs or personal representatives) shall deliver to [     ] (a)
all documents and materials (including, without limitation, computer files) containing Trade Secrets or other Confidential Information relating to the
business and affairs of [     ], and (b) all documents, materials and other
property (including, without limitation, computer files) belonging to [     ],
which in either case are in the possession or under the control of Employee
(or his heirs or personal representatives).

               11. Discoveries and Works. All Discoveries and Works made or
conceived by Employee during his employment by [     ], jointly or with others,
that relate to the present or anticipated activities of [     ], or are used or
usable by [     ] shall be owned by [     ]. The term "Discoveries and Works"
includes, by way of example but without limitation, intellectual property,
Trade Secrets and other Confidential Information, patents and patent applications, trademarks and trademark registrations and applications, service marks and service mark registrations and applications, trade names, copyrights and copyright registrations and applications. Employee shall (a) promptly notify, make full disclosure to, and execute and deliver any documents requested
by, [     ], to evidence or better assure title to Discoveries and Works in
[     ], as so requested, (b) renounce any and all claims, including but not limited to claims of ownership and royalty, with respect to all Discoveries and
Works and all other property owned or licensed by [     ], (c) assist [     ] in
obtaining or maintaining for itself at its own expense United States and foreign patents, copyrights, trade secret protection or other protection of any and all Discoveries and Works, and (d) promptly execute, whether during his employment
with [     ] or thereafter, all applications or other endorsements necessary or
appropriate to maintain patents and other rights for [     ] and to protect the
title of [     ] thereto, including but not limited to assignments of such patents and other rights. Any Discoveries and Works which, within six months
after the termination of Employee's employment with [     ], are made,
disclosed, reduced to a tangible or written form or description, or are reduced to practice by Employee and which pertain to the business carried on or
products or services being sold or developed by [     ] at the time of such
termination shall, as between Employee and, [     ], be presumed to have been
made during Employee's employment by [     ]. Employee acknowledges that all
Discoveries and Works shall be deemed "works made for hire" under the Copyright Act of 1976, as amended.

               12. Equitable Remedies. If the Employee commits a breach or threatens to commit a breach of any of the provisions of paragraphs 8, 9, 10 or 11 hereof, the Company shall have the right to have the provisions of this Agreement specifically enforced by any court having jurisdiction without being required to post bond or other security and without having to prove the inadequacy of any other available remedies, it being acknowledged and agreed
that any such breach will cause irreparable injury to [     ] and that money
damages will not provide an adequate remedy to the Company or [     ]. In
addition, the Company may take all such other actions and seek such other remedies available to it in law or in equity and shall be entitled to such damages as it can show it has sustained by reason of such breach. The parties acknowledge that the type and periods of restrictions imposed in the provisions of paragraphs 8, 9, 10 and 11 hereof are fair and reasonable and are reasonably
required for the protection of [     ] and the goodwill associated
with the business of [     ]; and that the time, scope, geographic area and
other provisions of paragraphs 8, 9, 10 and 11 have been specifically negotiated by sophisticated parties and accordingly it is reasonable that the restrictive covenants set forth herein are not limited by narrow geographic area. If any of the covenants in paragraphs 8, 9, 10 or 11 hereof, or any part thereof, is hereafter construed to be invalid or unenforceable, it is the intention of the parties that the same shall not affect the remainder of the covenant or covenants, which shall be given full effect, without regard to the invalid portions. If any of the covenants contained in paragraphs 8, 9, 10 or 11 or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination should reduce the duration and/or areas of such provision such that, in its reduced form, said provision shall then be enforceable. The parties intend to and hereby confer jurisdiction to enforce the covenants contained in paragraphs 8, 9, 10 or 11 upon the courts of any jurisdiction within the geographical scope of such covenants. In the event that the courts of any one or more of such jurisdictions shall hold such covenants wholly unenforceable by reason of the breadth of such time, scope or geographic area, it is the intention of the parties hereto that such determination not bar or in any way affect the Company's right to the relief provided above in the courts of any other jurisdiction within the geographical scope of such covenants, as to breaches of such covenants in such other respective jurisdictions, the above covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

               13. Enforceability. The failure of either party at any time to require performance by the other party of any provision hereunder shall in no way affect the right of that party thereafter to enforce the same, nor shall it affect any other party's right to enforce the same, or to enforce any of the other provisions in this Agreement; nor shall the waiver by either party of the breach of any provision hereof be taken or held to be a waiver of any subsequent breach of such provision or as a waiver of the provision itself.

               14. Assignment. This Agreement is binding on and is for the benefit of the parties hereto and their respective successors, heirs, executors, administrators and other legal representatives. Neither this Agreement nor any right or obligation hereunder may be sold, transferred, assigned, pledged or hypothecated by either party hereto without the prior written consent of the other party; provided, the Company may assign its rights and obligations under the Agreement without written consent in connection with the sale or other transfer of all or substantially all of the Company's business (whether by way of sale of stock, assets, merger or otherwise.

               15. Severability. In the event any provision of this Agreement is found to be void and unenforceable by a court of competent jurisdiction, the remaining provisions of this Agreement shall nevertheless be binding upon the parties with the same effect as though the void or unenforceable part had been severed and deleted.

               16. Life Insurance. The Employee agrees that the Company shall have the right to obtain life insurance on the Employee's life, at the Company's sole expense and with the Company as the sole beneficiary thereof to that end, the Employee shall (a) cooperate fully with the

Company in obtaining such life insurance, (b) sign any necessary consents, applications and other related forms or documents and (c) take any reasonably required medical examinations.

               17. Notice. Any notice, request, instrument or other document to be given under this Agreement by either party hereto to the other shall be in writing and shall be deemed effective (a) upon personal delivery, if delivered by hand, (b) three (3) days after the date of deposit in the mails, postage prepaid, if mailed by certified or registered mail, or (c) on the next business day, if sent by a prepaid overnight courier service, and in each case addressed as follows:


        If to the Employee:



        If to the Company:



        with a copy to:


Any party may change the address to which notices are to be sent by giving notice of such change of address to the other party in the manner herein provided for giving notice.

               18. No Conflict. The Employee represents and warrants that he is not subject to any agreement, instrument, order, judgment or decree of any kind, or any other restrictive agreement of any character, which would prevent him from entering into this Agreement or which would be breached by the Employee upon the performance of his duties pursuant to this Agreement.

               19.    Miscellaneous.

               (a) The headings contained in this Agreement are for reference purposes only, and shall not affect the meaning or interpretation of this Agreement.

               (b) The Company may withhold from any amount payable under this Agreement such federal or provincial taxes as shall be required to be withheld pursuant to applicable law or regulation.

               (c) This Agreement shall be governed by and construed in
accordance with the laws of the [State] [Province] of [     ], without regard to
the conflict of law principles thereof. Any action arising out of the breach or threatened breach of this Agreement shall be commenced in a state court of the
[State] [Province] of [     ] and each of the parties hereby submits to the
jurisdiction of such courts for the purpose of enforcing this Agreement.

               (d) This Agreement, represents the entire agreement between the Company and the Employee with respect to the subject matter hereof, and all prior agreements relating to the employment of the Employee, written or oral, are nullified and superseded hereby.

               (e) This Agreement may not be orally canceled, changed, modified or amended, and no cancellation, change, modification or amendment shall be effective or binding, unless in writing and signed by both parties to this Agreement, and any provision hereof may be waived only by an instrument in writing signed by the party or parties against whom or which enforcement of such waiver is sought.

               (f) As used in this Agreement, any gender includes a reference to all other genders and the singular includes a reference to the plural and vice versa.

               (g) The parties hereto have requested that this Agreement and all documents and communications contemplated hereby or relating hereto be drawn up in the English language. Les parties ont requis que cette convention ainsi que tous les documents et communications qui y sont envisages ou qui s'y rapportent soient rediges en langue anglaise.

                  [remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                        [           ]

                                        By:_______________________
                                            Name:
                                            Title:

                                        EMPLOYEE

                                        __________________________
                                        [           ]

Exhibit B

                                                                       EXHIBIT B

                                FORM OF REGISTER


Register in respect of interests held in the Contingent Consideration in respect of the Stock Purchase Agreement, dated as of March __, 2000 (the "Purchase Agreement"), by and among 9088-0642 Quebec Inc., Atelier D'Usinage Arell Ltee ("Arell") and all of the shareholders of Arell (the "Sellers").

Name                            Nature of Interest

______________                  The interest of such individual in the
                                Contingent Consideration referenced in the
                                Purchase Agreement

______________                  The interest of such individual in the
                                Contingent Consideration referenced in the
                                Purchase Agreement

______________                  The interest of such individual in the
                                Contingent Consideration referenced in the
                                Purchase Agreement

______________                  The interest of such individual in the
                                Contingent Consideration referenced in the
                                Purchase Agreement

                                                                       EXHIBIT C
                         FORM OF NON-COMPETE AGREEMENT

                             NON-COMPETE AGREEMENT

made in Montreal, Quebec, on ____________, 2000

AMONG: [Jacques Lefort] [Serge Gosselin] [Robert Martin], residing at _____, City of ______, Province of
                              _____
                                                             (the "Individual"))

AND: ATELIER D'USINAGE ARELL LTEE, a corporation having its registered office in _____, Province of _____, acting in its own name and in the name of its affiliates (including its subsidiaries)

                                                             (the "Corporation")

AND: 9088-0642 QUEBEC INC., a corporation having its registered office in _____, State of _____, acting in its own name and in the name of its affiliates (including its subsidiaries)

                                                               (the "Purchaser")

        WHEREAS pursuant to a certain stock purchase agreement (the "Stock Purchase Agreement") dated March __, 2000, the Purchaser has purchased this day from the Individual certain shares held by the Individual in the capital stock of the Corporation;

        WHEREAS the Individual has agreed to take certain non-compete covenants towards the Purchaser and its affiliates in order to induce the Purchaser to enter into the Stock Purchase Agreement;

        AND WHEREAS the entering into of this Agreement is a condition to closing of the Stock Purchase Agreement.

        NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the purchase and sale of the shares provided under the Stock Purchase Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.      Defined Terms

        As used in this Agreement:

1.1     "Agreement" means this Non-Compete Agreement;

1.2 "Business" means the business presently carried on and reasonably expected to be carried on by the Corporation and its subsidiaries in the future.

1.3 The "Purchaser Group" means the Purchaser and its affiliates (as defined in the Canada Business Corporations Act), including the Corporation and its Subsidiaries (as defined in the Stock Purchase Agreement);

1.4 "Parties" means the Individual and the Purchaser collectively, and "Party" means any one of them;

1.5 "Restriction Period" means a period of five (5) years from the date of termination of employment of the Individual with the Corporation or any subsidiary thereof;

1.6 "Territory" means the Province of Quebec, the Province of Ontario, and the State of New York;

1.7 The expression "indirectly" consists in acting with a view to breaching the provisions hereof, including as employee, director, officer, owner, partner, principal, agent, shareholder, advisor, investor, promoter, lender or guarantor, either directly or through an intermediary or a profit sharing plan;

1.8 The expression "others" includes any partnership, joint venture, association, corporation, trust, or a government or any department or agency thereof.

2.      Restrictions

        2.1 The Individual agrees that during the Restriction Period, he shall not compete in the Territory with the Purchaser Group by participating or having any interest, directly or indirectly, alone or in association with others, in any capacity whatsoever, in any enterprise engaged, even partially, in a field of activity similar to the Business.

        2.2 The Individual agrees that during the Restriction Period, he, for whatever reason, may not, directly or indirectly, alone or in association with others,

              2.2.1 hire or engage any employee of the Purchaser Group, without obtaining the prior written consent of the Purchaser, nor

              2.2.2 solicit clients of the Purchaser Group or induce or cause any client, employee or supplier of the Purchaser Group to terminate or sever, even partially, its relationship with the Purchaser Group.

        2.3 The Individual agrees that during the Restriction Period, he shall not, directly or indirectly, disclose or use, in any manner whatsoever, any confidential information relating to the Business, including but not limited to, information relating to customers, suppliers, know-how, trade secrets, computer programs, products, processes, services, research and development, designs, inventions, manufacturing, purchasing, accounting, engineering, marketing, merchandising and selling, the dissemination to or knowledge of others whereof might prove prejudicial to the Purchaser Group or the Business unless the Individual first obtains the written consent of the Purchaser.

3.      Reasonableness

The Individual agrees and acknowledges: (i) that the covenants made by him herein are a condition essential to the Purchaser for the purchase and sale of the shares under the Stock Purchase Agreement, and (ii) that the covenants made herein are reasonable as regards their duration, scope of restriction and geographical area and that they are necessary for the protection of the legitimate interests of the Purchaser Group.

4.      In case of violation

In the event of any violation, contravention or breach of this Agreement by the Individual, then, the Individual agrees to pay to the Purchaser, as a reasonable estimate of the damages that the Purchaser or the Purchaser Group will suffer as a result of such violation, contravention or breach, the amount of CAD$5,000 per day for the period during which such violation, contravention or breach continues, in addition to any and all other remedies available to any member of the Purchaser Group, to obtain the cessation of such violation, contravention or breach, including by way of the issuance of an injunction.

5.      Further Assurances

The Individual shall, from and after the date hereof as requested by the Purchaser, from time to time, do and execute or cause to be made, done and executed all such further acts, deeds and assurances as may reasonably be considered necessary or desirable by the Purchaser, to effect the purpose of this Agreement and to carry out its provisions, at the Purchaser's costs unless as a result of the Individual's actions.

6.      Successors and Assigns

This Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors, heirs, representatives and permitted assigns, provided that no benefit under this Agreement may be voluntarily assigned by any Party without the prior consent of the other Party.

7.      Miscellaneous

        7.1 Any communication under this Agreement shall be in writing and given to the person to whom it is addressed by delivering or sending the same by mail, courier or telecopier to such person at the address or telecopier number of such person as follows:

To the Individual:

[      ]

With a copy to:

[      ]

To any member of the Purchaser Group:

Joseph Cappuccio
Standard Automotive Corporation
280 Park Avenue
New York, New York 10017
Fax: 212-818-9277

With a copy to:

David Nichols, Jr.
Morgan, Lewis & Bockius LLP
101 Park Avenue
New York, New York 10178
Fax: 212-309-6273

              or to such other address as such person shall have notified to the other parties hereto. Any communication so addressed and delivered shall be deemed to have been sufficiently given or made on the date on which it was received.

        7.2 This Agreement shall in all respects be governed by and construed in accordance with the laws in force in the Province of Quebec and the federal laws of Canada applicable therein.

        7.3 This Agreement embodies the entire agreement and understanding among the parties hereto and supersedes all prior agreement between such parties concerning the issues contemplated hereunder. Neither this Agreement nor any of the terms hereof may be changed, waived, discharged or terminated otherwise than by an instrument in writing signed by all parties hereto. Any waiver of any term or condition or any breach of any covenant of this Agreement shall not operate as a waiver of any other such term or condition or breach, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof.

        7.4 In case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed as if such invalid, illegal or unenforceable provision(s) had never been contained herein.

        7.5   The preamble to this Agreement forms an integral part hereof.

        IN WITNESS WHEREOF the parties hereto have executed this Agreement on the date hereinabove mentioned.


                              9088-0642 QUEBEC INC., acting in its own name and in the name of its affiliates (including its subsidiaries)

                              By: ____________________________________________
                                  Name:
                                  Title:

                              ________________________________________________
                              [Jacques Lefort] [Serge Gosselin] [Robert Martin]

                              ATELIER D'USINAGE ARELL LTEE, acting in its own name and in the name of its affiliates (including its subsidiaries)

                              By: ____________________________________________
                                  Name:
                                  Title: